                                                                     Exhibit 4.9



                                                                  EXECUTION COPY

               SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT
                           DATED AS OF APRIL 16, 1998

                                      AMONG

                           NATIONAL RECORD MART, INC.,
                                    AS ISSUER

                                 THE GUARANTORS
                        FROM TIME TO TIME PARTY THERETO,

                                 THE PURCHASERS
                        FROM TIME TO TIME PARTY THERETO,

                                       AND

                              ROBERT FLEMING INC.,
                                    AS AGENT
                           --------------------------

                                   $7,500,000
                        SENIOR SUBORDINATED SECURED NOTES
                                    DUE 2001
                           --------------------------

                                TABLE OF CONTENTS
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                                                                                                               PAGE

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RECITALS..........................................................................................................1

ARTICLE I
         DEFINITIONS AND INTERPRETATION...........................................................................2
         Section 1.01.     Certain Defined Terms..................................................................2
         Section 1.02.     Computation of Time Periods...........................................................17
         Section 1.03.     Accounting Terms......................................................................18
         Section 1.04.     References to this Agreement..........................................................18
         Section 1.05.     Miscellaneous Terms...................................................................18

ARTICLE II
         THE SECURED NOTES.......................................................................................18
         Section 2.01.     Sale and Purchase of Secured Notes....................................................18
         Section 2.02.     Registration of Secured Notes.........................................................18
         Section 2.03.     Transfer and Exchange of Secured Notes................................................19
         Section 2.04.     Replacement of Secured Notes..........................................................20
         Section 2.05.     Payments on Secured Notes.............................................................21
         Section 2.06.     Mandatory Offers to Repurchase the Secured Notes......................................21
         Section 2.07.     Call Right............................................................................23
         Section 2.08.     Purchases of Secured Notes............................................................23
         Section 2.09.     Tender of Secured Notes to Pay Warrant Exercise Price.................................23

ARTICLE III
         GUARANTEE OF SECURED NOTES..............................................................................23
         Section 3.01.     Agreement of Guaranty.................................................................23
         Section 3.02.     Guaranty Irrevocable..................................................................24
         Section 3.03.     Certain Waivers.......................................................................25
         Section 3.04.     Limitations on Subrogation............................................................25
         Section 3.05.     Contribution..........................................................................26
         Section 3.06.     Certain Mergers and Consolidations....................................................27
         Section 3.07.     Release of Guaranty under Certain Circumstances.......................................27
         Section 3.08.     Subordination of Certain Indebtedness.................................................27
         Section 3.09.     Guarantors' Indemnity.................................................................27
         Section 3.10.     No Duty of Inquiry....................................................................28
         Section 3.11.     No Duty to Provide Data to Guarantors.................................................28
         Section 3.12.     Rights Cumulative.....................................................................28
         Section 3.13.     Continuation of Guaranty..............................................................28
         Section 3.14.     Continuing Guaranty...................................................................28
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ARTICLE IV
         CLOSING.................................................................................................29
         Section 4.01.     Closing of Purchase and Sale of Secured Notes.........................................29
         Section 4.02.     Additional Conditions to Closing......................................................29

ARTICLE V
         REPRESENTATIONS AND WARRANTIES..........................................................................32
         Section 5.01.     Representation and Warranties of the Obligors.........................................32
         Section 5.02.     Representations of the Purchasers.....................................................40

ARTICLE VI
         REPORTING AND AFFIRMATIVE COVENANTS.....................................................................41
         Section 6.01.     Financial and Business Information....................................................41
         Section 6.02.     Officer's Certificate.................................................................43
         Section 6.03.     Compliance with Law...................................................................44
         Section 6.04.     Insurance.............................................................................44
         Section 6.05.     Maintenance of Properties.............................................................45
         Section 6.06.     Payment of Taxes and Claims...........................................................45
         Section 6.07.     Corporate Existence, etc..............................................................45
         Section 6.08.     Maintenance of Books and Records......................................................46
         Section 6.09.     Maintenance of Line of Business.......................................................46
         Section 6.10.     Private Placement Numbers.............................................................46
         Section 6.11.     Liens.................................................................................46
         Section 6.12.     Rule 144..............................................................................46
         Section 6.13.     Use of Proceeds.......................................................................46
         Section 6.14.     Further Assurances; Security Interests................................................47
         Section 6.15.     Additional Wholly-Owned Subsidiaries..................................................47

ARTICLE VII
         NEGATIVE COVENANTS......................................................................................48
         Section 7.01.     Limitation on Certain Transactions Between the Issuer and Related Persons.............48
         Section 7.02.     Merger, Consolidation, etc............................................................48
         Section 7.03.     Limitation on Asset Sales.............................................................48
         Section 7.04.     Restricted Payments and Restricted Investments........................................49
         Section 7.05.     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries..........49
         Section 7.06.     Limitation on Additional Indebtedness.................................................49
         Section 7.07.     Limitation on Creation of Liens.......................................................50
         Section 7.08.     Creation of Subsidiaries; Additional Guarantors.......................................50
         Section 7.09.     Receivables...........................................................................50
         Section 7.10.     Bank Accounts.........................................................................50
         Section 7.11.     Fiscal Year...........................................................................51
         Section 7.12.     Tax Consolidation.....................................................................51
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         Section 7.13.     Restrictions on Sale and Issuance of Capital Stock....................................51
         Section 7.14.     Limitation on Security Interest Restrictions..........................................51
         Section 7.15.     Minimum Adjusted Tangible Net Worth...................................................51
         Section 7.16.     Minimum Cash Flow.....................................................................51
         Section 7.17.     Amendments to the Fleet Facility......................................................51
         Section 7.18.     Interest Rate Contract................................................................52

ARTICLE VIII
         EVENTS OF DEFAULT AND REMEDIES..........................................................................52
         Section 8.01.     Events of Default.....................................................................52
         Section 8.02.     Remedies on Event of Default, Etc.....................................................55

ARTICLE IX
         THE AGENT...............................................................................................57
         Section 9.01.     Appointment...........................................................................57
         Section 9.02.     Nature of Duties......................................................................57
         Section 9.03.     Rights, Exculpation, Etc..............................................................58
         Section 9.04.     Reliance..............................................................................58
         Section 9.05.     Indemnification.......................................................................59
         Section 9.06.     Successor Agents......................................................................59
         Section 9.07.     Relations Among Holders...............................................................60
         Section 9.08.     Concerning the Collateral and the Note Documents......................................60

ARTICLE X
         MISCELLANEOUS...........................................................................................61
         Section 10.01.  Expenses, etc...........................................................................61
         Section 10.02.  Survival of Representations and Warranties; Entire Agreement............................62
         Section 10.03.  Amendment and Waiver....................................................................62
         Section 10.04.  Notices.................................................................................63
         Section 10.05.  Reproduction of Documents...............................................................64
         Section 10.06.  Confidential Information................................................................65
         Section 10.07.  Transfers of Secured Notes..............................................................66
         Section 10.08.  Agent=s Consent.........................................................................66
         Section 10.09.  Interpretation..........................................................................66
         Section 10.10.  Successors and Assigns..................................................................66
         Section 10.11.  Severability............................................................................66
         Section 10.12.  Construction............................................................................67
         Section 10.13.  Counterparts............................................................................67
         Section 10.14.  Governing Law...........................................................................67
         Section 10.15.  Waiver of Right to Trial by Jury........................................................68
         Section 10.16.  Indemnification.........................................................................68
         Section 10.17.  Maximum Rate............................................................................69
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                                     -iii-

               SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT

                  THIS SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of April 16, 1998 by and among (i) NATIONAL RECORD MART, INC., a Delaware corporation (the "ISSUER"), (ii) ROBERT FLEMING INC., a Delaware corporation, and/or its designees (the "PURCHASER"), (iii) ROBERT FLEMING INC., a Delaware corporation, ("FLEMING"), in its capacity as agent for the Holders (as defined below) (in such capacity, the "AGENT"), and
(iv) THE GUARANTORS FROM TIME TO TIME PARTY HERETO.

                                    RECITALS

                  WHEREAS, the Issuer desires to sell and the Purchaser desires to purchase in each case on the terms and conditions set forth in this Agreement, secured notes issued by the Issuer in an aggregate principal amount of $7,500,000, which notes shall be in substantially the form of EXHIBIT A attached hereto and made a part hereof (together with any such notes issued in substitution or replacement therefor pursuant to SECTIONS 2.03 and 2.04, respectively, of this Agreement, the "SECURED NOTES");

                  WHEREAS, the Purchasers have required as a condition, among others, to their purchase of the Secured Notes that each Wholly-Owned Subsidiary as of the date hereof, and each other Person that becomes a Wholly-Owned Subsidiary of Issuer after the date of this Agreement (collectively, the "GUARANTORS") unconditionally guarantee the prompt and complete payment and performance of the Issuer's obligations under the Secured Notes, this Agreement and the other Note Documents; and

                  WHEREAS, to provide assurance for the repayment of the Secured Notes, the Issuer and the Guarantors will provide or will cause to be provided to the Agent, for the benefit of the Fleming and the Holders, a security interest in the Collateral and a pledge of the Pledged Securities pursuant to the applicable Security Agreement;

                  WHEREAS, concurrently with the issuance of the Secured Notes, the Issuer has agreed to issue to the Purchaser warrants to purchase 200,000 shares of the Issuer's common stock (the "WARRANTS") on substantially the terms set forth in the Warrant Agreement of even date herewith by and among the Issuer, the Purchaser and the other parties thereto (the "WARRANT AGREEMENT");


                  NOW, THEREFORE, in consideration of the foregoing and each of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ACCOUNTS" means all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

                  "ADJUSTED NET EARNINGS FROM OPERATIONS" means, with respect to any fiscal period, the net earnings after provision for income taxes for such fiscal period of the Obligors, all as reflected on the financial statement of the Issuer supplied to each Holder pursuant to SECTION 6.01 hereof, but excluding: (i) any gain or loss arising from the sale or other disposition of capital assets other than in the ordinary course of business; (ii) any gain arising from any write-up of assets; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any corporation, substantially all of the assets of which have been acquired in any manner by the Issuer, realized by such corporation prior to the date of such acquisition; (v) net earnings of any business entity (other than a Subsidiary) in which Issuer has an ownership interest unless such net earnings shall have actually been received by Issuer in the form of cash distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Issuer; (vii) the earnings of any Person to which any assets of Issuer shall have been sold, transferred or disposed of, or into which the Issuer shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain or non-cash loss arising from the issuance or acquisition of any Securities of the Issuer; and (ix) any gain or non-cash loss arising from extraordinary items.

                  "ADJUSTED TANGIBLE ASSETS" means all assets except: (i) any surplus resulting from any write-up of assets subsequent to March 27, 1993; (ii) deferred assets, other than prepaid items in the ordinary course such as insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) good will, including any amounts, however designated on a consolidated balance sheet of a Person and its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense;
(vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables from Affiliates or employees.

                  "ADJUSTED TANGIBLE NET WORTH" means, at any date, a sum equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, PLUS (ii) the then outstanding principal balance of
Subordinated                                      -2-

Debt, minus (iii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other personal liabilities.

                  "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time: (i) directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person; (ii) beneficially owns or holds 5% or more of any class of the Voting Stock of any Obligor; or (iii) 5% or more the Voting Stock (or in the case of Person which is not a corporation, 5% or more of the Equity Interest) of such Person is beneficially owned or held by any Obligor. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Remsen Partners, Ltd. and AlarMax Distributors, Inc. shall be considered Affiliates for purposes of this Agreement.

                  "AGENT"  is defined in the preamble to this Agreement.

                  "AGREEMENT" is defined in the preamble to this Agreement.

                  "ASSET SALE" means, with respect to a Person, in one transaction or a series of related transactions, directly or indirectly (or having the effect, result or consequence of) (a) any conveyance, sale, lease, transfer, assignment or other disposition of, any of its property, business or assets or (b) any issuance sale, assignment, transfer or other disposition of shares of Capital Stock of a Subsidiary (other than to Issuer or a Wholly Owned Subsidiary) PROVIDED, HOWEVER, that the Obligors shall not be deemed to have made an Asset Sale to the extent that: (i) in the ordinary course of business, any Obligor shall convey, sell, lease, transfer, assign or otherwise dispose of any asset acquired and held for resale or lease in the ordinary course of business; (ii) any Obligor shall sell damaged, worn out or other obsolete property in the ordinary course of business; (iii) any Obligor shall convey, sell, transfer, assign or otherwise dispose of assets to Issuer or any Subsidiary, and such assets are subject to the security interest created by the Security Agreements to which such transferee is a party; or (iv) any Obligor shall convey, sell, lease, transfer, assign or otherwise dispose of assets or rights if the aggregate proceeds to the Obligors from all such actions in this clause do not exceed $150,000 in any transaction or series of related transactions and the total proceeds from all transactions in any Fiscal Year do not exceed $300,000. The conveyance, sale, lease, transfer, assignment or other disposition of all or substantially all of the assets of Issuer and its Subsidiaries, taken as a whole, shall be governed by the provisions of SECTION
7.02 hereof, as applicable, and shall not constitute an Asset Sale.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. sections 101 ET SEQ.).

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

                  "CAPITAL EXPENDITURES" means expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capital Leases.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such Person (if a corporation) or any and all similar ownership interests in a Person (other than a corporation) whether now outstanding or issued after the date of this Agreement.

                  "CASH FLOW" means, for any period, an amount equal to (i) Adjusted Net Earnings from Operations of the Obligors, PLUS (ii) amounts attributable to depreciation and amortization which were deducted in determining Adjusted Net Earnings from Operations for such fiscal period; PLUS (iii) cash amounts contributed to the equity of the Issuer by non-Obligors during such fiscal period; PLUS (iv) any subordinated loans or advances made to the Issuer by non-Obligors during such fiscal period, MINUS (v) any non-financed Capital Expenditures made during such fiscal period, MINUS (vi) all Distributions paid during such fiscal period, MINUS (vii) scheduled repayments of principal on Indebtedness for Money Borrowed other than the Fleet Facility.

                  "CHANGE OF CONTROL" means the occurrence of one or more of the following events after the date hereof:

                  (a) a sale, lease, license, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Issuer and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

                  (b) a sale, lease, license, transfer, conveyance, proxy or other disposition, in one or a series of related transactions, of all or substantially all of the total voting power of all issued and outstanding Equity Interests of the Issuer owned by William Teitelbaum or any of his Affiliates to any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), PROVIDED, HOWEVER, that a pledge or grant of security interest shall not, in and of itself, constitute a disposition for purposes of this CLAUSE (B) unless a proxy or other transfer of voting control has been granted to the secured party or the secured party forecloses on such pledge or grant of security interest;

                  (c) the dissolution or liquidation of Issuer or any of its Subsidiaries, or Issuer or any of its Subsidiaries or its directors or stockholders shall take any action to dissolve or liquidate Issuer or any of its Subsidiaries;

                  (d) the acquisition by any Person or group (within the meaning of Rule 13d-5 under the Exchange Act, as in effect on the Closing Date) of beneficial ownership, directly or indirectly, through a purchase, merger, consolidation or other acquisition transaction of 50% or more of the equity or total voting power of all issued and outstanding shares of the Equity Interest
(i) of the Issuer entitled to vote generally in the election of directors or
(ii) of the surviving Person (if the Issuer is not the surviving entity in a merger permitted by SECTION 7.02) entitled to vote in the election of directors, managers or trustees of such other Person; or

                  (e) the election or appointment within any consecutive twelve
(12) month period of directors constituting a majority of the board of directors who were not directors at the beginning of such period, except for changes in the composition of the board of directors which are effectuated with the approval, authorization or consent of William Teitelbaum or any of his Affiliates.

                  "CLOSING" is defined in SECTION 4.01.

                  "CLOSING DATE" is defined in SECTION 4.01.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COLLATERAL" means "Collateral" as defined in the Issuer Security and Pledge Agreement and "Collateral" as defined in the Guarantor Security and Pledge Agreement.

                  "COLLATERAL AGENCY AGREEMENT" means that certain Collateral Sharing and Agency Agreement of even date herewith among the Issuer, the Agent, Fleet and the Collateral Agent, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

                  "COLLATERAL AGENT" means Fleet or any of its successors or assigns permitted by the Collateral Agency Agreement.

                  "COMMISSION"  means the Securities and Exchange Commission.

                  "COMMON STOCK" means (i) the common shares of the Issuer, $0.01 par value, as set forth in the certificate of incorporation of the Issuer and (ii) any securities issued in respect of or exchange for the securities described in clause (i) pursuant to a stock dividend, stock split, recapitalization, merger or reclassification.

                  "CONFIDENTIAL INFORMATION"  is defined in SECTION 10.06.

                  "CURRENT ASSETS" shall mean at any date the amount at which all of the current assets of a Person would be properly classified as current assets on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and Investments in Affiliates shall be excluded therefrom.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is 1.4792% per month.

                  "DISTRIBUTION" means, in respect of any corporation, means and includes (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "EQUITY INTEREST" means the legal or beneficial ownership of all or a portion of the equity of a Person, including but not limited to preferred or common stock, options, warrants or rights to acquire stock, interests in a limited liability company, trusts, interests in a general or limited partnership or interests in other Persons, however denominated.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in SECTION 8.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934.


                  "EXTRAORDINARY FUNDING" means any disbursement to Issuer or any Wholly-Owned Subsidiary in connection with the incurrence of Indebtedness or the procurement of equity financing by such entity except those arising from the following: (a) the issuance of Indebtedness permitted by

SECTION 7.06 ; (b) the issuance of stock, or options or warrants to purchase stock, of the Issuer to any employee, officer or director of the Issuer or the Guarantors pursuant to Plans or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the Issuer or such Guarantor, or payments, contributions or transactions relating to the purchase or exercise thereof; or (c) the exercise of warrants, on or before August 5, 1998, to purchase 90,000 shares and 60,000 shares of Common Stock by Ladenburg, Thalmann & Co. and Advest, respectively, issued in connection with the Issuer's initial public offering.

                  "FAIR MARKET VALUE" means, with respect to any asset of the Issuer or any of its Subsidiaries, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined by the Issuer in good faith, PROVIDED, that if the book value of the assets being sold is in excess of $100,000 and such sale is not made in the ordinary course of business of the applicable Person, such determination shall be evidenced by a resolution of the board of directors of the Issuer.

                  "FISCAL YEAR" means the fiscal year of the Issuer ending on the date which is the Saturday in late March or early April of each year that is consistent for such fiscal year with the 4-5-4 retail method of accounting.

                  "FLEET" means Fleet Capital Corporation.

                  "FLEET FACILITY" means that certain Loan and Security Agreement dated June 11, 1993 between Fleet and the Issuer, as the same has been heretofore and may be, subject to SECTION 7.17, hereafter amended, supplemented or modified, for a $28,000,000 revolving credit facility including all guaranties and security agreements relating thereto.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, as applied by the Issuer and its Subsidiaries on a consistent basis.

                  "GOVERNING DOCUMENTS" means, with respect to any corporation, limited liability company or partnership (a) the articles/certificate of incorporation (or the equivalent formation documents) of such corporation or limited liability company, (b) the partnership agreement executed by the partners in the partnership, (c) the by-laws (or the equivalent organizational documents) of the corporation, limited liability company or partnership and (d) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests.

                  "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or
(ii) any jurisdiction in which any Obligor conducts all or any part of its business, or which asserts jurisdiction over any properties of such Obligor, or
(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTOR" and "GUARANTORS" is defined in the recitals to this Agreement; PROVIDED, HOWEVER, that no Person shall be a Guarantor after such time as it has been released from its guaranty of the Secured Notes pursuant to the provisions of this Agreement.

                  "GUARANTOR SECURITY AND PLEDGE AGREEMENT" means the Guarantor Security and Pledge Agreement of even date herewith among the Guarantors and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTY OBLIGATION" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determined amount of any primary obligation in respect of which such Guaranty Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranty Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "GUARANTY" means, with respect to any Wholly-Owned Subsidiary its guaranty of the Secured Notes and all of its obligations thereunder as set forth in Article III hereof.

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                  "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

                  "HOLDER" means, with respect to any Secured Note, the Purchaser thereof or any assignee of such Purchaser.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) all monetary obligations or liabilities owed by any Obligor under the Fleet Facility; and (g) any Guaranty Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                  "INSOLVENCY EVENT" means any of the events described in paragraphs (h), (j) and (o) of SECTION 8.01.

                  "INTERCREDITOR AGREEMENTS" means (a) that certain Subordination Agreement of even date herewith between Fleet and the Agent with respect to the subordination of obligations evidenced by the Secured Notes, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof, and (b) that certain Junior Subordination Agreement of even date herewith among Fleet, the Agent and Fleming (in its capacity as agent under the Subordinated Note Agreement) with respect to the subordination of the Subordinated Debt, as the same may be amended, supplemented, or otherwise modified in accordance with the terms thereof; and "INTERCREDITOR AGREEMENT" means a reference to either of them, as applicable.

                  "INTEREST RATE AGREEMENT" means any interest rate protection or hedge agreement, including without limitation, interest rate futures, options, swap, floors and cap agreements.

                  "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness owed to such Person arising from a sale of property by such Person other than in the ordinary course of its business; PROVIDED, HOWEVER, that any cash payments to Fleet required under the Fleet Facility shall not be deemed to be an Investment. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

                  "ISSUER" is defined in the preamble to this Agreement.

                  "ISSUER SECURITY AND PLEDGE AGREEMENT" means the Issuer Security and Pledge Agreement of even date herewith between the Issuer and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "LINE OF BUSINESS" means the retail sale of prerecorded home entertainment products, including compact discs, audio cassettes, videos and related accessories.

                  "MATERIAL" means material in relation to the business, operations, financial condition, assets, properties or prospects of the Issuer and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, financial condition, assets, properties or prospects of the Issuer and its Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its Material obligations under this Agreement, the Secured Notes or the other Note Documents, or (c) the validity or enforceability of this Agreement, the Secured Notes or the other Note Documents.

                  "MONEY BORROWED" means, as applied to Indebtedness, (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence the extension of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capital Lease; (iv) Indebtedness for ticket receipts which the Company receives and is obligated to remit to a promoter; and
(v) Indebtedness under any Guaranty Obligation that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) above.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale or Extraordinary Funding, the aggregate amount of cash consideration received by the Issuer or any of its Subsidiaries in connection with such Asset Sale or Extraordinary Funding after deduction of all reasonable and customary fees, costs and expenses (including payment of unassumed liabilities relating to such Asset Sale within thirty (30) days after such Asset Sale and any portion of the proceeds which the Issuer determines should be reserved for post-closing adjustments until such post-closing adjustment reserves are no longer reserved) directly incurred by the Issuer or such Subsidiary in connection therewith.

                  "NOTE DOCUMENTS" means, collectively, this Agreement, the Secured Notes, the Warrants, the Warrant Agreement, the Registration Rights Agreement, the Security Agreements, the Collateral Agency Agreement, the Intercreditor Agreements and all other documents, agreements, instruments, opinions and certificates now or hereafter delivered in connection herewith or therewith.

                  "OBLIGATIONS" means all present and future obligations and liabilities of any Obligor arising under or in connection with any Note Document, due or to become due to any Holder or any other Person entitled to indemnification pursuant to SECTION 10.16, or (to the extent permitted by the Note Documents) any of their respective successors, transferees or assigns, and shall include, without limitation, (i) unpaid principal and interest under the Secured Notes (including, whether or not allowed, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or a stay granted under Section 105 of the Bankruptcy Code, and including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event), (ii) fees, expenses and indemnification and expense reimbursement obligations arising under any of the Note Documents, and (iii) the obligations of the Guarantors arising under ARTICLE III of this Agreement.

                  "OBLIGOR" means the Issuer or any Guarantor and "OBLIGORS" means the Issuer and all of the Guarantors.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of any Obligor whose responsibilities extend to the subject matter of such certificate.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERMITTED LIENS" means (i) Liens at any time granted in favor of the Agent; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by
SECTION 6.06 hereof, but only if in the Agent's judgment such Lien does not affect adversely Agent's rights or the priority of the Agent's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, or rentals incurred in the ordinary course of the Obligor's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of the Agent; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to the Agent for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of the Obligor or materially impair the use thereof in the operation of any Obligor's business; (vi) Purchase Money Liens securing Purchase Money Indebtedness which is not incurred in violation of SECTION 7.06 of this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Agent's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of any Obligor's business; (viii) Liens securing Indebtedness of a Subsidiary to Issuer or another Subsidiary; (ix) Liens securing the Fleet Facility; (x) any Liens held by the Collateral Agent; (xi)such other Liens as appear on SCHEDULE 5.01(T)(II); and (xii) such other Liens as Agent may hereafter approve in writing.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

                  "PLEDGED SECURITIES" means all of the issued and outstanding Equity Interests of the Subsidiaries that are not subject to a Security Interest Restriction.

                  "PLEDGORS" means those Obligors identified on SCHEDULE 5.01(f)(ii).

                  "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PURCHASE MONEY INDEBTEDNESS" means and includes (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  "PURCHASE MONEY LIEN" means a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  "PURCHASERS" OR "PURCHASER" means collectively, as of the Closing Date, the Person signatory hereto as Purchaser and, at any other given time, each Person which is a party hereto as a Purchaser.

                  "REDEMPTION NOTICE" shall mean the Issuer's written notice to redeem the Notes pursuant to Section 2.06(a), Section 2.06(b), or Section 2.07, as applicable, and which shall be delivered to the Investors in accordance with the notice provisions of Section 10.04 below.

                  "REDEMPTION PERCENTAGE" means the applicable percentage by which the Unpaid Principal Amount of Notes is to be multiplied based on the following schedule:

                           (i) if a Redemption Notice is given during a
                  Redemption Period, the Redemption Percentage shall equal:


                             ------------------------------------- -----------------------------------

                             REDEMPTION YEAR                       REDEMPTION PERCENTAGE
                             ------------------------------------- -----------------------------------

                             First Redemption Year                 103%
                             ------------------------------------- -----------------------------------

                             Second Redemption Year                102%
                             ------------------------------------- -----------------------------------

                             Third Redemption Year                 101%
                             ------------------------------------- -----------------------------------

                           (ii) if a Redemption Notice is given other than
                  during a Redemption Period, the Redemption Percentage shall equal:

                             ------------------------------------- -----------------------------------

                             REDEMPTION YEAR                       REDEMPTION PERCENTAGE
                             ------------------------------------- -----------------------------------

                             First Redemption Year                 105%
                             ------------------------------------- -----------------------------------

                             Second Redemption Year                104%
                             ------------------------------------- -----------------------------------

                             Third Redemption Year                 103%.
                             ------------------------------------- -----------------------------------

                  "REDEMPTION PERIOD" shall mean any thirty (30) calendar-day period beginning the day following any Trading Period if at such time the shares of Issuer's common stock (the "Common Stock") issuable upon exercise of the Warrants are registered and available for immediate resale to the public.

                  "REDEMPTION YEAR" shall mean any one-year period commencing on the Closing Date or any yearly anniversary thereof and extending to the day before the next subsequent anniversary. By way of example, the second Redemption Year shall be the one-year period commencing on a date twelve (12) months from the Closing Date.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement of even date herewith between the Issuer and the Purchasers, as the same may be amended, supplemented or otherwise modified from time to time.

                  "RELATED PERSON" means any Affiliate of the Issuer or any officer, employee, director of the Issuer or any Affiliate or any stockholder beneficially owning more than 5% of the equity of the Issuer or any "member of the immediate family" of any of the foregoing (as such term is defined in Item 404 of Regulation S-K).

                  "REQUIRED HOLDERS" means, at any time, the Holders of more than fifty percent in principal amount of the Secured Notes at the time outstanding (exclusive of Secured Notes then owned by the Issuer or any of its Related Persons).

                  "REQUIREMENT OF LAW" means (a) the Governing Documents of a Person, (b) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of any Obligor with responsibility for the administration of the relevant portion of this Agreement or any Note Document.

                  "RESTRICTED INVESTMENT" means any Investment in cash or by delivery of Property to any Person, whether by the acquisition of stock, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) Investments in one or more Subsidiaries of the Issuer; (ii) Property to be used in the ordinary course of business; (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of the Obligors; (iv) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;
(v) Investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and (vi) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred and seventy (270) days from the creation thereof.

                  "SECURED NOTES" is defined in the recitals to this Agreement.

                  "SECURITIES" means the Secured Notes, the Warrants and the Common Stock of the Issuer issuable upon exercise of the Warrants.

                  "SECURITIES ACT" means the Securities Act of 1933.

                  "SECURITY AGREEMENTS" means (a) the Issuer Security and Pledge Agreement, (b) the Guarantor Security and Pledge Agreement, (c) the Collateral Agency Agreement and (d) Trademark Security Agreement.

                  "SECURITY INTEREST RESTRICTION" means, as applicable, "Security Interest Restriction" as defined in the Issuer Security and Pledge Agreement or "Security Interest Restriction" as defined in the Guarantor Security and Pledge Agreement.

                  "SECURITY PROPERTY" means with respect to the Issuer, "Security Property" as defined in the Issuer Security and Pledge Agreement, and with respect to each Guarantor, "Security Property" as defined in the Guarantor Security and Pledge Agreement.

                  "SENECA" means Seneca Capital L.P.

                  "SENIOR DEBT" means, without duplication, (i) the principal of and interest on (including, whether or not allowed, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or a stay granted under Section 105 of the Bankruptcy Code, and including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event) and all other amounts owing with respect to all Indebtedness under the Fleet Facility, (ii) guarantees by the Issuer of Indebtedness under, or the joint and several obligations of the Issuer of any Indebtedness under, the Fleet Facility and the obligation to pay fees, expenses and other amounts due to the lenders thereunder.

                  "SENIOR FINANCIAL OFFICER" means, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of such Obligor.

                  "SERIES A PREFERRED STOCK" means the Series A Preferred Stock of the Issuer, as authorized in the Issuer's certificate of incorporation.

                  "SUBORDINATED DEBT" means, without duplication, (i) the principal of and interest on (including, whether or not allowed, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or a stay granted under Section 105 of the Bankruptcy Code, and including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event) and all other amounts owing with respect to all Indebtedness under the Subordinated Note Agreement, (ii) guarantees by the Issuer of Indebtedness under, or the joint and several obligations of the Issuer of any Indebtedness under, the Subordinated Note Agreement and the obligation to pay fees, expenses and other amounts due to the lenders thereunder and, whether or not allowed by law, interest accruing thereunder after the filing of a petition initiating any proceedings pursuant to or under any Bankruptcy Law, and any guarantees by the Issuer of any Indebtedness or other obligations of any Subsidiary that is a party to the Subordinated Note Agreement and the obligation to pay fees, expenses and other amounts due thereunder.

                  "SUBORDINATED NOTE AGREEMENT" means that certain Senior Subordinated Note Purchase Agreement of even date herewith by and among the Issuer, Guarantor, Fleming and Seneca (Fleming and Seneca being, collectively, the "Unsecured Holders") pursuant to which Issuer sold to Unsecured Holders unsecured notes in the principal amount of $7,500,000, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to control or elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, trust, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Issuer.

                  "THRESHOLD PRICE" shall equal (i) during the first Redemption
Year: $6.00 per share of Common Stock; (ii) during the second Redemption Year:
$7.00 per share of Common Stock; and (iii) during the third Redemption Year:
$8.00 per share of Common Stock, with appropriate adjustments for stock splits, dividends, reverse splits and similar events.

                  "TRADING PERIOD" shall mean any consecutive twenty (20) trading days during which the Common Stock is actually traded on its principal exchange as reported by such exchange and during which period the average closing price of the Common Stock as reported by the principal exchange or market on which such Common Stock is traded is equal to or in excess of the Threshold Price. Should a Trading Period straddle a Redemption Year, the Threshold Price shall be appropriately weighted and adjusted.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Agreement.

                  "UNPAID PRINCIPAL AMOUNT" means, as to the Secured Notes in the aggregate, $7,500,000 less the aggregate amount of all payments of principal made by the Issuer on the Secured Notes (excluding payments made as premium and payments made as interest). The Unpaid Principal Amount of each Secured Note shall be similarly defined.

                  "VOTING STOCK" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

                  "WARRANT AGREEMENT" is defined in the recitals to this Agreement.

                  "WARRANTS"  is defined in the Recitals to this Agreement.

                  "WHOLLY-OWNED SUBSIDIARY" means NRM Investments, Inc. and any other Subsidiary with respect to which one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests are owned by any one or more of the Issuer and the Issuer's other Wholly-Owned Subsidiaries at such time.

                  SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

                  SECTION 1.03. ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                  SECTION 1.04. REFERENCES TO THIS AGREEMENT. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.

                  SECTION 1.05. MISCELLANEOUS TERMS. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified. The term "including" is by way of example and not limitation. A Default or an Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been waived in accordance with SECTION 10.03 or, subject to SECTION 6.01(H), cured within ten (10) Business Days from the date of Default or the Event of Default. A reference to a statute, ordinance, code or other Requirement of Law includes rules, regulations or guidance promulgated thereunder and consolidations, amendments, re-enactments or replacements of, or successors to, any of them. A reference to a Person includes a reference to the Person's executors, administrators, successors, substitutes and assigns.

                                   ARTICLE II
                                THE SECURED NOTES

                  SECTION 2.01. SALE AND PURCHASE OF SECURED NOTES. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Purchasers and the Purchasers will purchase from the Issuer, at the Closing provided for in SECTION 4.01, Secured Notes in the principal amount of $7,500,000.

                  SECTION 2.02. REGISTRATION OF SECURED NOTES. The Issuer hereby acknowledges and makes the Secured Notes a registered obligation for United States withholding tax purposes. The

Issuer shall be the registrar for the Secured Notes (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, the Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of its Secured Note(s), hereby agrees to provide the Issuer with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in the Secured Notes. Notwithstanding any contrary provision contained in this Agreement or any of the other Note Documents, neither the Secured Notes nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this SECTION 2.02. Each Holder, by its acceptance of its Secured Note(s), agrees to be bound by the provisions of this SECTION 2.02 and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of the Secured Notes or any interest therein in violation of this SECTION 2.02. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Secured Notes. No sale, transfer, hypothecation, participation or assignment of any Secured Note or any interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. In the event of a sale, transfer, hypothecation, participation or assignment of any Secured Note or any interest therein, the Holder of such Secured Note prior to such sale, transfer, hypothecation, participation or assignment of such Secured Note or any interest therein shall provide Issuer with notice of such transaction at the time of such transaction. The Registrar shall record the transfer of the Secured Notes on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of the Secured Note(s) being assigned (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of the Secured Notes on the books maintained for such purpose at the cost and expense of the assignee.

                  SECTION 2.03.     TRANSFER AND EXCHANGE OF SECURED NOTES.

                  (a) The Holders understand and agree that the Secured Notes have not been registered under the Securities Act or the securities laws of any state, and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act or, where applicable, pursuant to an exemption from the registration requirements of the Securities Act and, where applicable, the securities laws of any state. The Holders understand and agree that each Secured Note or certificate representing the Secured Notes shall bear the following legends:

                  THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF

                  EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS


                  (b) Subject to the requirements of clause (a) above, upon surrender of any Secured Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer reasonably acceptable to the Issuer, duly executed by the registered Holder of such Secured Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Secured Note or part thereof), the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Secured Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the Unpaid Principal Amount of the surrendered Secured Note. Each such new Secured Note shall be payable to such Person as such Holder may request and shall be substantially in the form of EXHIBIT A. Each such new Secured Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Secured Note or dated the date of the surrendered Secured Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Secured Notes. Secured Notes shall not be transferred in denominations of less than $10,000, PROVIDED that if necessary to enable the registration of transfer by a Holder of its entire holding of Secured Notes, one Secured Note may be in a denomination of less than $10,000. Any Holder, by its acceptance of a Secured Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 5.02 (other than SECTION 5.02(D)) to the extent applicable.

                  SECTION 2.04. REPLACEMENT OF SECURED NOTES. Upon receipt by the Issuer of notice from any Holder of the ownership of and the loss, theft, destruction or mutilation of any Secured Note held by such Holder, and

                  (a) in the case of loss, theft or destruction, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, or

                  (b) in the case of mutilation, upon surrender and cancellation thereof and, to the extent reasonably necessary, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Secured Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Secured Note or dated the date of such lost, stolen, destroyed or mutilated Secured Note if no interest shall have been paid thereon.

                  SECTION 2.05.     PAYMENTS ON SECURED NOTES.

                  (a) PLACE OF PAYMENT; SURRENDER. Payments of principal, interest and other amounts becoming due and payable on the Secured Notes or under the Note Documents shall be made by the method and to the address or account specified with respect to any Holder by such method and at such address or account as such Holder shall have from time to time specified to each Obligor in writing for such purpose, without the presentation or surrender of such Secured Note or the making of any notation thereon, except that upon written request of any Obligor made concurrently with or promptly after payment or prepayment in full of any Secured Note, the Holder of such Secured Note shall surrender it for cancellation, reasonably promptly after any such request, to the Obligors at the Issuer's principal executive office. Prior to any sale or other disposition of any Secured Note by any Holder or its nominee, such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Secured Note to the Issuer in exchange for a new Secured Note or Secured Notes pursuant to SECTION 2.03.

                  (b) PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Secured Notes to the contrary notwithstanding, any payment of principal of or interest on any Secured Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  SECTION 2.06. MANDATORY OFFERS TO REPURCHASE THE SECURED
NOTES.

                  (a) OFFER TO PREPAY SECURED NOTES UPON A CHANGE OF CONTROL. Promptly and in any event within five Business Days after the occurrence of any Change of Control, the Issuer shall give written notice of such transaction or event to each Holder, which notice shall state the date of such Change of Control, shall describe such Change of Control in reasonable detail and shall contain an offer to prepay all Secured Notes at the price specified below on the date therein specified (the "CHANGE OF CONTROL PREPAYMENT DATE"), which shall be a Business Day not less than 20 nor more than 30 days after the date of such notice. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, any or all of the Secured Notes then owned by such Holder, at a purchase price equal to the Redemption Percentage of the Unpaid Principal Amount of Secured Notes, together with the accrued interest thereon to and including the Change of Control Prepayment Date. Such option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the Change of Control Prepayment Date, specifying the aggregate principal amount of Secured Notes which such Holder intends to sell to the Issuer. On or before the Change of Control Prepayment Date, each Holder which has accepted the Issuer's offer to repurchase the Secured Notes shall deliver to the Issuer the Secured Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; PROVIDED that, notwithstanding its exercise of the option herein provided, any such Holder may at any time prior to the Change of Control Prepayment Date waive in whole or in part, by written notice to the Issuer, its right to sell to the Issuer the Secured Notes to be repurchased on such Change of Control Prepayment Date.

                  (b) OFFER TO PREPAY SECURED NOTES UPON AN ASSET SALE OR OTHER EXTRAORDINARY FUNDING. Promptly and in any event within five Business Days after the occurrence of any Asset Sale or Extraordinary Funding, the Issuer shall give written notice of such transaction or event to each Holder, which notice shall state the date of such Asset Sale or Extraordinary Funding, shall describe such Asset Sale or Extraordinary Funding in reasonable detail and shall contain an offer to prepay on the date therein specified such of the Secured Notes as may be purchased with all of the Net Cash Proceeds of such Asset Sale or Extraordinary Funding (a "SECTION 2.06(B) OFFER"); PROVIDED, HOWEVER, that to the extent that a Section 2.06(b) Offer is prohibited by the Fleet Facility, (i) the Issuer shall, prior to the consummation of the related Asset Sale or Extraordinary Funding, request that Fleet consent to the making of such Section
2.06 (b) Offer, (ii) if Fleet consents to the making of such Section 2.06(b) Offer, the Issuer shall comply with this SECTION 2.06(B) and (iii) if Fleet does not consent to the making of such Section 2.06(b) Offer, the Issuer shall not be required to comply with this SECTION 2.06(B) solely with respect to the related Asset Sale or Extraordinary Funding. Fleet's refusal to consent to the making of any Section 2.06(b) Offer shall not relieve the Issuer from its obligation to request Fleet's consent to the making of any subsequent offer which, but for the prohibitions in the Fleet Facility, would be required to be made hereunder. The date of the purchase (the "SECTION 2.06(B) PURCHASE DATE") shall be no sooner than 20 nor later than 30 days after the Asset Sale or Extraordinary Funding, as applicable. The purchase price shall equal the Redemption Percentage of the Unpaid Principal Amount of the Secured Notes to be purchased, together with accrued interest thereon to and including the Section 2.06(b) Purchase Date, as may be purchased with such Net Cash Proceeds. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, such of the Secured Notes then owned by such Holder as may be purchased on the terms described herein.

                    Such option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the SECTION 2.06(B) Purchase Date, specifying the aggregate principal amount of Secured Notes which such Holder intends to sell to the Issuer. On or before the Asset Sale Purchase Date, each Holder which has accepted the Issuer's offer to repurchase the Secured Notes shall deliver to the Issuer the Secured Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; PROVIDED that, notwithstanding its exercise of the option herein provided, any such holder may at any time prior to the SECTION 2.06(B) Purchase Date waive in whole or in part, by written notice to the Issuer, its right to sell to the Issuer the Secured Notes to be repurchased. On the SECTION 2.06(B) Purchase Date the Issuer shall pay to each such Holder in full in immediately available funds the purchase price for such holder's Secured Notes specified herein. Promptly following the SECTION 2.06(B) Purchase Date, the Issuer shall deliver to each Holder electing to accept the SECTION 2.06(B) Offer a new Secured Note equal in principal amount to any unpurchased portion of the Secured Note surrendered by such Holder. To the extent the SECTION 2.06(B) Offer is not fully subscribed to by holders of the Secured Notes, first such tendered Secured Notes shall be paid for in full to the extent possible with the available Net Cash Proceeds and then any remaining Net Cash Proceeds may be retained by the Issuer or Subsidiary.

                  (c) ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Secured Notes under SECTION 2.06(B), the principal amount of the Secured Notes to be prepaid shall be allocated among all of the Secured Notes at the time outstanding in proportion, as nearly as practicable, to the respective Unpaid Principal Amounts of each Holder thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion, but so that Secured Notes remaining outstanding after the prepayment are in the authorized denominations specified in this Agreement.

                  SECTION 2.07. CALL RIGHT. The Issuer shall have the right to redeem all, but not less than all, of the Secured Notes at the then applicable Redemption Percentage times the Unpaid Principal Amount of the Secured Notes, plus accrued interest, with such redemption to be completed within fifteen (15) Business Days after the Redemption Notice is given.

                  SECTION 2.08. PURCHASES OF SECURED NOTES. No Obligor will and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Secured Notes except upon the payment or prepayment of the Secured Notes in accordance with the terms of this Agreement and the Secured Notes (including any offer to purchase the Secured Notes pursuant to SECTIONS 2.06 or exercise of a call right pursuant to SECTION 2.07). Each Obligor will promptly cancel all Secured Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Secured Notes pursuant to any provision of this Agreement or otherwise and no Secured Notes may be issued in substitution or exchange for any such Secured Notes (except to the limited extent set forth in SECTION 2.06).

                  SECTION 2.09. TENDER OF SECURED NOTES TO PAY WARRANT EXERCISE PRICE. Each of the Obligors agrees that the Secured Notes may be used, and credited at the principal amount thereof (or portion surrendered for this purpose) together with accrued interest to the date of exercise, by the Holders in making payment of the exercise price of the Warrants in lieu of cash.

                                   ARTICLE III
                           GUARANTEE OF SECURED NOTES

                  SECTION 3.01. AGREEMENT OF GUARANTY. In order to induce the Purchasers to purchase the Secured Notes, the Guarantors hereby jointly and severally irrevocably and unconditionally guarantee as primary obligors and not merely as sureties, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including, whether or not allowed, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or a stay granted under Section 105 of the Bankruptcy Code, and including interest accruing on and after the occurrence of an Insolvency Event, whether or not allowed as a claim in any such proceeding relating to the Insolvency Event). The term "Obligations" is used herein in its most comprehensive sense and includes any and all obligations of Issuer now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Secured Note.

                  SECTION 3.02. GUARANTY IRREVOCABLE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and to the maximum extent permitted by applicable law, shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees to the maximum extent permitted by applicable law, as follows:
(a) this Guaranty is a guaranty of payment when due and not of collectibility;
(b) the Holders of Secured Notes may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations,
(iii) request and accept other guaranties of the Obligations and take and hold security for the payment of this Guaranty or the Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of the Holders of Secured Notes in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Holders of the Secured Notes may have against any such security, as the Holders of the Secured Notes in their discretion may determine consistent with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (vi) exercise any other rights available to any of them under any of the Note Documents, at law or in equity; and (c) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any of the Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect,
(iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Holders of the Secured Notes might have elected to apply such payment to any part or all of the Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations, (vi) any defenses, set-offs or counterclaims which any Obligor may allege or assert against any Holder of Secured Notes in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

                  SECTION 3.03. CERTAIN WAIVERS. Each Guarantor hereby waives to the maximum extent permitted by applicable law, for the benefit of the
Holders: (a) any right to require the Holders, as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any of the Holders in favor of the Issuer or any other Person, or (iv) pursue any other remedy in the power of the Holders whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Holders' errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Holders protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under this Agreement or the Secured Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                  SECTION 3.04. LIMITATIONS ON SUBROGATION. Until the Obligations shall have been paid in full, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Issuer or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Issuer, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Holder of Secured Notes now has or may hereafter have against the Issuer, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of the Holders of Secured Notes, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Obligations. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Holders of Secured Notes may have against the Issuer, to all right, title and interest the Holders of Secured Notes may have in any such collateral or security, and to any right the Holders of Secured Notes may have against such other guarantor.

                  SECTION 3.05. CONTRIBUTION. The Guarantors together desire to allocate among themselves in a fair and equitable manner their Obligations arising under this Guaranty. Accordingly, in the event any Guarantor shall, pursuant to the terms of this Guaranty, make a payment (a "GUARANTOR PAYMENT") of all or any portion of the Obligations which, taking into account all other Guarantor Payments then previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid its proportionate share (as defined below) of the aggregate Obligations satisfied by such Guarantor Payment, such Guarantor shall be entitled to contribution and indemnification from each of the other Guarantors, and each of the other Guarantors hereby agrees to reimburse such Guarantor, in an amount equal to such other Guarantor's respective Proportionate Share of such Guarantor Payment. "PROPORTIONATE SHARE" of any Guarantor means, as of any date of determination, the percentage obtained by dividing (i) such Guarantor's Allocable Amount (as defined below) in effect immediately prior to the making of any Guarantor Payment by (ii) the aggregate Allocable Amounts of all of the Guarantors in effect immediately prior to the making of such Guarantor Payment. "ALLOCABLE AMOUNT" of any Guarantor means, as of any date of determination, an amount equal to the maximum amount which could then be claimed by the Agent and the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. The Guarantors acknowledge that the rights of contribution and indemnification under this SECTION 3.05 shall constitute an asset in favor of any Guarantor to which such contribution or indemnification is owing. This SECTION 3.05 is intended only to define the relative rights of the Guarantors with respect to payments made by the Guarantors under the Guaranty, and nothing set forth in the Guaranty is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Agent and the Holders, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

                  SECTION 3.06. CERTAIN MERGERS AND CONSOLIDATIONS.

                  (a) Nothing contained in this Agreement or in any Secured Note shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Issuer or another Guarantor.

                  (b) Except as permitted by SECTION 7.02, no Guarantor may merge or consolidate with or into a corporation or corporations other than the Issuer or another Guarantor or sell or convey its property as an entirety or substantially as an entirety to a corporation other than the Issuer or another Guarantor.

                  SECTION 3.07. RELEASE OF GUARANTY UNDER CERTAIN
CIRCUMSTANCES. Upon the sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, to an entity which is not a Guarantor and which sale or disposition is in compliance with SECTION 7.02 hereof, then such Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released from and relieved of any obligations under this Guaranty without any further action required on the part of the Holders of the Secured Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Issuer remaining outstanding as a liability of the Issuer following such sale or disposition, shall also terminate upon such release, sale or transfer; and PROVIDED, FURTHER, that if such event constitutes an Asset Sale, the Net Cash Proceeds of such an Asset Sale will be applied in accordance with SECTION 2.06 of this Agreement. The Issuer shall deliver an appropriate instrument evidencing such release to the Holders of the Secured Notes. Any Guarantor not so released remains liable for the full amount of all Obligations.

                  SECTION 3.08. SUBORDINATION OF CERTAIN INDEBTEDNESS. Any Indebtedness of the Issuer now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Obligations, and any such indebtedness of the Issuer to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Holders of the Secured Notes and shall forthwith be paid over to the Holders of the Secured Notes to be credited and applied against the Obligations.

                  SECTION 3.09. GUARANTORS' INDEMNITY. The Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save the Holders of Secured Notes harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Holders of Secured Notes in connection with the enforcement of or preservation of any rights under this
ARTICLE III.

                  SECTION 3.10. NO DUTY OF INQUIRY. It is not necessary for the Holders of Secured Notes to inquire into the capacity or powers of any Guarantor or the Issuer or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                  SECTION 3.11. NO DUTY TO PROVIDE DATA TO GUARANTORS. The Holders of Secured Notes shall have no obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Issuer. Each Guarantor has adequate means to obtain information from the Issuer on a continuing basis concerning the financial condition of the Issuer and its ability to perform its obligations under this Agreement, the Secured Notes and the other Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Issuer and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Holders of Secured Notes to disclose any matter, fact or thing relating to the business, operations or conditions of the Issuer now known or hereafter known by the Holders of Secured Notes.

                  SECTION 3.12. RIGHTS CUMULATIVE. The rights, powers and remedies given to the Holders of Secured Notes by this Article III are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Holders of Secured Notes by virtue of any statute or rule of law or in this Agreement, any Secured Note or any of the other Note Documents between any Guarantor and the Holders of Secured Notes or between the Issuer and the Holders of Secured Notes. Any forbearance or failure to exercise, and any delay by the Holders of Secured Notes in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                  SECTION 3.13. CONTINUATION OF GUARANTY. In the event that all or any portion of the Obligations are paid by the Issuer, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Holders of Secured Notes as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this ARTICLE III.

                  SECTION 3.14. CONTINUING GUARANTY. This Guaranty set forth in this ARTICLE III is a continuing guaranty and shall be binding upon each Guarantor and, except as expressly provided herein, its respective successors and assigns, and each Guarantor hereby irrevocably waives any right to revoke the Guaranty contained in this ARTICLE III as to future transactions giving rise to any Obligations. If, not withstanding the foregoing, any Guarantor shall have any right under applicable law to terminate or revoke its guaranty of the Obligations, such Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by the Agent. Such notice shall not affect the right and power of any Holder or the Agent to enforce rights arising prior to receipt thereof by the Agent. If the Agent or any Holder grants loans or takes other action after such Guarantor terminates or revokes this Guaranty but before the Agent receives such written notice, the rights of such Holder with respect thereto shall be the same as if such termination or revocation had not occurred. The Guaranty contained in this ARTICLE III shall inure to the benefit of the Holders of Secured Notes and their respective successors and assigns.

                  SECTION 3.15. SUBORDINATION. THIS AGREEMENT IS SUBJECT TO
THE SUBORDINATION AGREEMENT, DATED APRIL 16, 1998, AMONG THE COMPANY, FLEET CAPITAL CORPORATION AND THE AGENT, UNDER WHICH THIS AGREEMENT AND THE COMPANY'S OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH THEREIN PRIOR TO THE PAYMENT OF CERTAIN OBLIGATIONS TO THE HOLDERS OF SENIOR INDEBTEDNESS AS DEFINED THEREIN.


                                   ARTICLE IV
                                     CLOSING

                  SECTION 4.01. CLOSING OF PURCHASE AND SALE OF SECURED NOTES. The sale and purchase of the Secured Notes to be purchased by the Purchasers shall occur at such place and time as the Issuer and the Purchasers may mutually agree (the consummation of such sale and purchase being referred to herein as the "CLOSING" and the date on which the Closing occurs being referred to herein as the "CLOSING DATE"). At the Closing the Issuer will deliver to each Purchaser the Secured Notes in the form of a single Secured Note (or such greater number of Secured Notes in denominations of at least $10,000 as the Purchasers may request) dated the date of the Closing and registered in each Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to each Obligor or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified by the Issuer in a written notice to the Purchasers. If at the Closing the Issuer shall fail to tender such Secured Notes to the Purchasers as provided above in this SECTION 4.01, or any of the other conditions specified in SECTION 4.02 shall not have been fulfilled to the Purchasers' sole and absolute discretion, the Purchasers shall, at their election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchasers may have by reason of such failure or such nonfulfillment.

                  SECTION 4.02. ADDITIONAL CONDITIONS TO CLOSING. The Purchasers' obligation to purchase and pay for the Secured Notes to be sold to it at the Closing is subject to the fulfillment to the Purchasers' sole and absolute discretion, prior to or at the Closing, of the following conditions:

                  (a) DELIVERY OF NOTE DOCUMENTS. The Purchasers shall have received on or before the Closing Date all of the following, each duly executed and acknowledged where appropriate and in form and substance satisfactory to the
Purchasers:

                    (i) this Agreement and the Secured Notes, together with all Schedules hereto which shall be true, complete and correct as of the Closing Date;

                    (ii) the Warrants issued to the Purchasers, the Warrant Agreement and the Registration Rights Agreement;

                    (iii) a flow of funds memorandum, including a "Statement of Sources and Uses of the Proceeds of the Secured Notes";

                    (iv)  the Intercreditor Agreements;

                    (v)   evidence of insurance as described in
SECTION 6.04; and

                    (vii) the Collateral Agency Agreement.

                  (b) DELIVERY OF CORPORATE DOCUMENTS. On or before the Closing Date, the Purchasers shall have received:

                    (i) an Officer's Certificate of each Obligor, dated the Closing Date, certifying that the conditions specified in SECTIONS 4.01, and 4.02 have been fulfilled; and

                    (ii)  a certificate of the Secretary or Assistant
Secretary of each Obligor, certifying as to (A) the resolutions of the Obligor=s board of directors authorizing the execution, delivery and performance of the Note Documents to which the Obligor is a party; (B) the names, incumbency, and signatures of the officers of the Obligor, authorized to execute, deliver and perform such documents, and (C) the accuracy and currency of such Obligor=s Governing Documents.

                  (c) OPINIONS OF COUNSEL. The Purchasers shall have received favorable legal opinions from Reed Smith Shaw & McClay, counsel for the Obligors, in form acceptable to Purchasers (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchasers);

                  (d) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise), or prospects of the Issuer taken as a whole from March 31, 1997.

                  (e) SECURITY AND OTHER DOCUMENTATION. On or prior to the Closing Date the Purchasers shall have received fully executed copies of (i) the Issuer Security and Pledge Agreement together with copies of the Pledged Securities (with appropriate undated stock powers executed in blank) that have been delivered to the Collateral Agent; (ii) the Guarantor Security and Pledge Agreement; (iii) the Trademark Security Agreement; and (iv) appropriate UCC-1 financing statements (or amendments thereto) naming the Collateral Agent as secured party with respect to the Collateral.

                  (f) SECURITY INTERESTS IN COLLATERAL. On or prior to the Closing Date, the Purchasers shall have received evidence satisfactory to them that all financing statements, and other filings under applicable law necessary to provide the Agent for the benefit of the Holders with a perfected security interest in the Pledged Securities and the Collateral have been filed or delivered to the Agent in satisfactory form for filing.

                  (g) LITIGATION. Except as disclosed on SCHEDULE 4.02(H) hereof, no litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the Purchasers' good faith judgment could reasonably be expected to materially and adversely affect (i) the assets, operations, business or condition (financial or otherwise) of the Issuer or its Subsidiaries as a whole, (ii) the ability of the Obligors to perform their respective Material Obligations hereunder or (iii) the rights and remedies of the Holders.

                  (h) UCC SEARCHES. The Agent shall have received UCC searches satisfactory to it indicating that no other filings (other than in connection with Permitted Liens) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Collateral Agent to make a UCC filing in order to obtain a perfected security interest in the Collateral.

                  (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Obligors in the Note Documents shall be correct when made and at the time of the Closing.

                  (j) PERFORMANCE; NO DEFAULT. The Obligors shall have performed and complied with all agreements and conditions contained in the Note Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Secured Notes (and the application of the proceeds thereof as contemplated by SECTION 5.01(S)) no Default or Event of Default shall have occurred and be continuing.

                  (k) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Purchasers shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions evidenced by the Note Documents.

                  (l) DUE DILIGENCE. The Purchasers shall have completed to their satisfaction in their sole and absolute discretion their due diligence of the Obligors.

                  (m) PAYMENT OF EXPENSES. The Issuer shall have paid to the Purchasers on or before the Closing Date reasonable fees, charges and disbursements of the Purchasers and the Purchasers' counsel to the extent reflected in statements of the Purchasers and such counsel rendered to the Obligors at least one Business Day prior to the Closing.

                  (n) FLEET FACILITY. The Fleet Facility shall have been extended and continuing on terms satisfactory to the Purchasers.

                  (o) SATISFACTORY COLLATERAL. The Purchasers shall be satisfied that they have received security interests in all Property and a pledge of all the issued and outstanding stock of the Guarantors except to the extent that such Property or stock is subject to a Security Interest Restriction.

                  (p) SUBORDINATED NOTES. The Subordinated Note Agreement and related documents thereto shall have been executed and the notes issued pursuant to the Subordinated Note Agreement shall have been purchased by the purchasers referred to therein.

                  (q) OTHER DOCUMENTS. The Purchasers shall have received such other documentation as the Purchasers may reasonably request.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.01. REPRESENTATION AND WARRANTIES OF THE OBLIGORS. Each of the Obligors jointly and severally represents and warrants to the Holders as follows:

                  (a) ORGANIZATION; POWER AND AUTHORITY. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Note Documents to which it is a party and to perform the provisions thereof.

                  (b) AUTHORIZATION, ETC. Each of the Note Documents has been duly authorized by all necessary corporate action on the part of each Obligor which is a party thereto, and such Note Documents constitute, and upon execution and delivery thereof each Secured Note will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) DISCLOSURE. This Agreement, the Note Documents, the documents, certificates or other writings delivered to the Holders by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements described in SECTION 5.01(G), do not contain any Material misstatement or Material omission except such as have been corrected in writing and delivered to the Holders. Except as described in SCHEDULE 5.01(C), since September 27, 1997, there has been no change in the financial condition, operations, business, properties, or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Obligors' projections and other forward looking information provided to the Holders are the Obligors' best estimate as of the Closing Date of the Obligors' future financial condition, based on reasonable assumptions and have been prepared in good faith but are not a warranty of actual performance. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Holders by or on behalf of such Obligor specifically for use in connection with the transactions contemplated hereby.

                  (d) DEFAULTS; AGREEMENTS.

                    (i) Except as disclosed in SCHEDULE 5.01(D)(I), neither the Issuer nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance, observance or fulfillment of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument Material to Issuer and its Subsidiaries, to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries or their respective property is bound. There exists no condition that constitutes a Default or Event of Default under any of the Note Documents.

                    (ii) SCHEDULE 5.01(D)(II) is a true and complete listing as of the date of this Agreement of all "Material Agreements" which includes (A) all agreements relating to Indebtedness of Issuer and its Subsidiaries, including without limitation all credit agreements, indentures and other agreements related to any Indebtedness for borrowed money of any of the Obligors other than the Note Documents, (B) all Material joint venture, partnership or limited liability company agreements to which any of the Obligors is a party,
(C) all agreements for the sale of goods or services to, or purchase of goods or services from, the Issuer's ten largest suppliers (on a consolidated basis) for 1997, and (D) all other contractual arrangements which are Material to any Obligor, including but not limited to, guaranties and employment agreements. The Obligors have delivered or made available to the Purchasers a true and complete copy of each Material Agreement described on SCHEDULE 5.01(D)(II), including all exhibits and schedules. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Obligors and any customer or any group of customers whose purchases individually or in the aggregate are Material to the business of the Obligors or any Material supplier, and there exists no present condition or state of facts or circumstances which would create a Material Adverse Effect or prevent any Obligor from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  (e) PERMITS; LICENSES. Except as disclosed on SCHEDULE 5.01(E), the Issuer and each of its Subsidiaries (a) has all permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, material to the ownership, leasing and operation of its properties and the conduct of its business and (b) has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit. Such Permits contain no restrictions that are materially burdensome to Issuer or any of its Subsidiaries. In addition to the disclosure required by the prior sentence, SCHEDULE 5.01(E) lists all Permits which are Material to the Issuer and its Subsidiaries, and true and complete copies of all such Permits have been made available to the Purchasers.

                  (f) OWNERSHIP OF PLEDGED SECURITIES.

                    (i) SCHEDULE 5.01(F)(I) contains (i) a diagram indicating the corporate structure of the Issuer, its Subsidiaries and any other Person which the Issuer or any of its Subsidiaries holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (A) the correct legal name of such Person, the jurisdiction of its organization and the jurisdiction in which it is qualified to transact business as a foreign corporation or otherwise, (B) the authorized, issued and outstanding shares or interests of each class of equity securities of the Issuer and each of its Subsidiaries and the ownership of such shares or interests indicating the Security Interest Restrictions with respect to such shares or interests and (C) the Pledged Securities of each Obligor.

                    (ii) The Pledged Securities are owned by the Persons specified on SCHEDULE 5.01(F)(II). All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to the Note Documents or applicable securities laws. Except as set forth on SCHEDULE 5.01(F)(II)(A), for the Issuer and SCHEDULE 5.01(F)(II)(B) for the other Obligors, there are no outstanding registration rights, rights of first refusal, antidilution rights, or rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of any shares, of the Obligors or any of their Subsidiaries. All rights, including those set forth on SCHEDULE 5.01(F)(II)(A) and SCHEDULE 5.01(F)(II)(B), to adjust the purchase price of any shares of stock, or the exercise price of any warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities of the Obligors have been duly and validly waived. The registration rights set forth on SCHEDULE 5.01(F)(II)(A) and
SCHEDULE 5.01(F)(II)(B) do not conflict with or preempt any registration rights granted to the Agent or the Purchasers pursuant to the Note Documents. SCHEDULE 5.01(F)(II)(C) lists all options, warrants or other rights to acquire equity securities of any Subsidiary of the Issuer that is not an Obligor, including the class of securities to which such rights pertain, the exercise price, expiration date, holders thereof and registration rights pertaining thereto. Except as set forth on such schedule, SCHEDULE 5.01(F)(II)(A) and SCHEDULE 5.01(F)(II)(B) there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Issuer or any of its Subsidiaries or obligating the Issuer or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Issuer or any of its subsidiaries. True, correct and complete copies of the forms of all options, warrants, rights, agreements, arrangements or commitments identified in the schedule have been delivered to Purchasers. Except as disclosed in such schedule, there are no obligations, contingent or otherwise, of the Issuer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Issuer stock or the capital stock of any subsidiary or to provide funds to or make any Investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such Subsidiary or any other entity.

                  (g) FINANCIAL STATEMENTS. The Obligors have delivered to the Purchasers copies of (i) the final audited consolidated financial statements of the Issuer and its Subsidiaries for the Fiscal Year ending March 31, 1997, (ii) unaudited statements of the Issuer for the quarter ending September 27, 1997; PROVIDED that no schedules or notes have been provided for the statement referred to in item (ii) of this sentence. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

                  (h) SECURITY INTEREST; OTHER SECURITY. This Agreement and the other Note Documents, when executed and delivered and, upon the purchase of the Secured Notes by the Purchasers, will create and grant to the Agent for the benefit of the Agent and the Holders (upon (i) the filing of the appropriate UCC-1 financing statements, and (ii) delivery of the Pledged Securities with appropriate stock powers to the Collateral Agent) valid and perfected security interests (junior only to the lien of the Fleet Facility) in the Collateral and the Pledged Securities in existence on the Closing Date as to which security interests may be perfected by such filings or delivery, subject only to Permitted Liens.

                  (i) PLACES OF BUSINESS. The chief executive office of each Obligor is, on the Closing Date, as set forth on SCHEDULE 5.01(I) hereto, which offices in the United States are the places where each Obligor is "located" for the purpose of the UCC and the Uniform Commercial Code in effect in any State in which any Obligor is so located. All of the places where each Obligor keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on SCHEDULE 5.01(i) hereto.

                  (j) COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by each Obligor of the Note Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement relating to the borrowing of money, any material lease or any other Material Agreement to which such Obligor is bound or by which such Obligor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or (iii) violate any provision of any Requirement of Law (including, without limitation, laws regulating the corporate practice of medicine) applicable to such Obligor.

                  (k) GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Secured Notes.

                  (l) LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                    (i) Except as disclosed in SCHEDULE 4.02(g), there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                    (ii) Except as disclosed in SCHEDULE 5.01(d)(ii), none of the Obligors is in default under any term of any Material Agreement or any other agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable Requirement of Law (including without limitation Environmental Laws) of any Governmental Authority, which default or violation.

                  (m) TAXES. Issuer's federal tax identification number is 11-2782687. The federal tax identification number of the Issuer's Wholly-Owned Subsidiary, NRM Investments, Inc., a Delaware corporation, is 51-0349565. Each Obligor has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which each Obligor, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The Federal income tax liabilities of each Obligor have been paid for all fiscal years up to and including the fiscal year ended March 31, 1997.

                  (n) TITLE TO PROPERTY; LEASES. Each Obligor has good and marketable title to its assets and properties that individually or in the aggregate are Material, all of which are listed on SCHEDULE 5.01(n), in each case free and clear of Liens (other than Liens permitted by this Agreement). All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. No Obligor owns any real property.

                  (o) COLLATERAL. SCHEDULE 5.01(o) accurately sets forth (i) the Collateral of the Issuer and each Subsidiary, indicating the Security Interest Restriction, if any, with respect to such Collateral, and (ii) the Security Property of each Obligor.

                  (p) LICENSES, PERMITS, ETC. Except as disclosed in SCHEDULE 5.01(p), each Obligor owns or possesses the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others other than rights of licensors with respect to those items that are subject to such licenses.

                  (q) COMPLIANCE WITH ERISA.

                    (i) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Obligor or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                    (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

                    (iii) No Obligor or any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                    (iv) The expected post-retirement benefit obligation (determined as of the last day of each Obligor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of each Obligor is not Material.

                    (v) The Obligors' execution and delivery of this Agreement and the issuance and sale of the Secured Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section
4975(c)(1)(A)-(D) of the Code.

                  (r) PRIVATE OFFERING BY EACH OBLIGOR. None of the Obligors or anyone acting on their behalf has offered the Securities or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than institutional investors. None of the Obligors or anyone acting on its behalf has taken, or will take, any action that would subject the initial issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

                  (s) USE OF PROCEEDS; MARGIN REGULATIONS. The Obligors will apply the proceeds of the sale of the Secured Notes to pay costs and expenses incurred by the Obligors in connection with the Note Documents and for working capital. No part of the proceeds from the sale of the Secured Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve each Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

                  (t) EXISTING INDEBTEDNESS; FUTURE LIENS.

                    (i) SCHEDULE 5.01(t)(i) sets forth a complete and correct list of all outstanding Indebtedness of each Obligor as of the Closing Date. None of the Obligors is in default in the payment of any principal or interest on any Indebtedness of such Obligor and no event or condition exists with respect to any Indebtedness of such Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                    (ii) Except as disclosed in SCHEDULE 5.01(t)(ii), (A) none of the Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien, and (B) there are no Liens on any of the property of the Obligors.

                  (u) FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Secured Notes by the Issuer hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

                  (v) STATUS UNDER CERTAIN STATUTES. None of the Obligors is subject to regulation under the Investment Issuer Act of 1940, as amended, the Public Utility Holding Issuer Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended. None of the Obligors is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (w) ENVIRONMENTAL MATTERS. None of the Obligors has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. Except as otherwise disclosed to the Purchasers in writing,

                    (i) none of the Obligors has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use; and

                    (ii) all buildings on all real properties now owned, leased or operated by each Obligor is in compliance with applicable Environmental Laws.

                  (x) LABOR MATTERS. There is (a) no unfair labor practice complaint pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Obligor or, to the best knowledge of such Obligor, threatened against it and (b) no strike, labor dispute, slowdown or stoppage pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, except for such actions specified in clause (a) or (b) above which, singly or in the aggregate, will have or could reasonably be expected to have a Material Adverse Effect.

                  (y) CERTIFICATE OF INCORPORATION AND BY-LAWS The Issuer has heretofore furnished to Purchasers a complete and correct copy of its Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. The Issuer is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

                  (z) CAPITALIZATION The authorized capital stock of the Issuer consists of (i) 9,000,000 shares of Common Stock and (ii) 2,000,000 shares of Preferred Stock. As of February 28, 1998, (i) 4,844,624 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 193,292 shares of Common Stock were held in treasury, (iii) no shares of Common Stock were held by Subsidiaries of the Issuer and (iv) approximately 510,650 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options or warrants (collectively, the "ISSUER STOCK PLANS"). As of the Closing, no shares of Preferred Stock were issued and outstanding.

                  (aa) SOLVENCY. After giving effect to the transactions contemplated by the Note Documents, (a) the assets of each Obligor, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); (b) the present fair saleable value of the assets of each Obligor is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) each Obligor is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) each Obligor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  (bb) SURETY OBLIGATIONS. Issuer is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or has not entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any person.

                  SECTION 5.02. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents and warrants to the Issuer as follows:

                  (a) NO REGISTRATION. The Securities are not registered under the Securities Act or any state securities laws; it understands that the offering and sale of the Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warrantees and agreements contained in this Agreement; and such Purchaser understands that the Securities will bear a legend to that effect.

                  (b) ACCREDITED INVESTOR. With respect to the transaction evidenced by this Agreement and the Securities, such Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act, and it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information provided to it and other sources of information (including this Agreement) to evaluate the merits and risks of an Investment in the Securities and to make an informed investment decision with respect thereto.

                  (c) PURCHASE FOR INVESTMENT; LEGEND. Such Purchaser is acquiring the Securities solely for its own account for investment and not with a view to resale or distribution. Such Purchaser acknowledges that a restrictive legend substantially in the form set forth in SECTION 2.03 will be placed on the security.

                  (d) AUTHORIZATION, ETC. This Agreement, the Warrant Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by such Purchaser.

                  (e) ERISA MATTERS. In connection with its purchase of the Secured Notes and the Warrants, none of the funds being used by such Purchaser to purchase the Secured Notes and the Warrants include "plan assets" as such term is defined in ERISA.


                                   ARTICLE VI
                       REPORTING AND AFFIRMATIVE COVENANTS

                  Each Obligor covenants that so long as any of the Secured Notes are outstanding:

                  SECTION 6.01. FINANCIAL AND BUSINESS INFORMATION. The Obligors shall deliver to the Agent or Holders, as applicable, of Secured Notes:

                  (a) ANNUAL STATEMENTS. Within ninety (90) days after the close of each Fiscal Year of the Issuer, the Holders shall receive duplicate copies of the Issuer's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Commission which shall include unqualified audited financial statements of the Issuer and its Subsidiaries as of the end of such Fiscal Year certified by a firm of independent public accountants of recognized national standing or otherwise acceptable to the Agent (except for a qualification for a change in accounting principles with which the independent public accountant concurs). Issuer shall also forward to the Holders a copy of the accountant's letter to the Issuer's management that is prepared in connection with aforementioned financial documents and shall also cause to be prepared and furnished to Holders a certificate by the aforesaid independent public accountants certifying to Holders that, based upon their examination of the financial statements of the Issuer and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default relating to SECTIONS 7.15 AND 7.16 hereof, or, if they are aware of such Default or Event of Default, specifying the nature thereof. The Issuer's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act shall be delivered to the Holders concurrently with delivery to the shareholders.

                  (b) MONTHLY STATEMENTS. Upon the Agent's written request, unaudited interim consolidated financial statements of the Obligors as of the end of the most recent fiscal month and of the portion of the Obligor's Fiscal Year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer of the Issuer as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of the Obligors for such month-end period subject only to changes from audit and year-end adjustment and except that such statements need not contain notes;

                  (c) QUARTERLY STATEMENTS. Within forty-five (45) days after the end of the first three quarters of each fiscal year, copies of the Issuer's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission.

                  (d) BOARD REPORTS. Upon the Agent's written request, copies of all reports and analysis as Issuer provides to its Board of Directors or any committee thereof or to its stockholders from time to time.

                  (e) MERCHANDISING PLAN. Upon the Agent's written request, a merchandising plan for the next Fiscal Year.

                  (f) ANNUAL BUDGET. Upon the Agent's written request, a plan, operating budget and financial forecast for the next succeeding Fiscal Year of the Issuer, including, without limitation, (i) a forecasted consolidated and consolidating balance sheet and statement of income of the Issuer and its Subsidiaries and a consolidated and consolidating statement of cash flows of the Issuer for each fiscal quarter and year, (ii) a consolidated and consolidating forecasted statement of income and a balance sheet of the Issuer and its Subsidiaries and a consolidated and consolidating statements of cash flows of the Issuer and its Subsidiaries for each fiscal quarter of such Fiscal Year, and
(iii) the amount of forecasted capital expenditures for such Fiscal Year of the Issuer and its Subsidiaries (except that consolidating financial information will be delivered only to the extent and in the form customarily prepared and available to the Issuer). The budgets shall include projected revenues, expenses, and earnings data and such other data as Holders may request setting forth the breakdown between the Issuer and the other business units of the Issuer, in a format similar to the monthly, quarterly and annual reports provided to the Holders hereunder.

                  (g) SEC AND OTHER REPORTS. Within five (5) days after their becoming available, each other financial statement, report, notice or proxy statement sent by any Obligor to public securities Holders generally, and each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Holder), and each prospectus and all amendments thereto filed by such Obligor with the Commission and of all press releases and other statements made available generally by such Obligor to the public concerning developments that are Material to the Issuer;

                  (h) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Promptly, and in any event within five (5) Business Days after a Responsible Officer of any Obligor becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 8.01(g), a written notice specifying the nature and period of existence thereof and what action such Obligor is taking or proposes to take with respect thereto;

                  (i) NOTICES FROM GOVERNMENTAL AUTHORITY. Promptly, and in any event within five (5) days of receipt thereof, copies of any notice to any Obligor from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (j) OTHER REPORTS. Upon the Agent's written request, with reasonable promptness, copies of any documents or reports to Fleet from Issuer;

                  (k) REQUESTED INFORMATION; INSPECTIONS. From time to time, with reasonable promptness, such additional financial statements and information with respect to the financial condition of the Issuer and its Subsidiaries as the Agent may reasonably request, including, without limitation and without further request, (i) any financial statements or reports (including comment letters to management) furnished to the Issuer or its Subsidiaries by its independent certified public accountants, and (ii) to the extent not already furnished pursuant to this Agreement, all financial statements, certificates, reports and other information furnished by the Issuer and its Subsidiaries to any bank pursuant to any agreement. The Issuer shall also provide such information concerning the operations of the Issuer and its Subsidiaries as the Agent may from time to time reasonably request in writing, and upon reasonable advance notice permit representatives of the Agent (x) such access during normal business hours (and in a manner which will not be disruptive to the business and operations of the Issuer) to the properties, books and records of the Issuer and its Subsidiaries, and (y) to discuss the affairs, accounts and finances of the Issuer and its Subsidiaries with the financial and management personnel of the Issuer and its Subsidiaries and with their independent certified public accountants (and the Issuer authorizes such independent public accountants to discuss the Issuer's or any Subsidiaries' financial matters with the Agent and its representatives); PROVIDED, HOWEVER, that the Issuer shall not be obligated to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless the Agent provide assurances in writing that they will maintain the confidentiality of the information. The Agent will consult with the Issuer regarding the strategy and logistics of their visits and inspections in order to minimize the costs of, and disruptions arising from, such visits and inspections. All such information shall be treated by the Agent and the Holders as confidential.

                  SECTION 6.02. OFFICER'S CERTIFICATE. The documents delivered to the Agent or Holders of Secured Notes pursuant to SECTION 6.01(a) and SECTION 6.01(c) hereof shall be accompanied by a certificate of a Senior Financial Officer of each Obligor setting forth:

                  (a) COVENANT COMPLIANCE. The information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of SECTIONS 7.03, 7.06, 7.07, 7.15 THROUGH 7.17, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Obligors from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Obligor shall have taken or proposes to take with respect thereto.

                  SECTION 6.03. COMPLIANCE WITH LAW. Each Obligor will comply with all Requirements of Law to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such Requirements of Law or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.04. INSURANCE. Each Obligor shall:

                  (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss, business interruption, or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices;

                  (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses;

                  (c) Upon the request of any Holder, will render to such Holder a statement of insurance in such detail as such Holder may reasonably request as to all such insurance coverage;

                  (d) Within thirty (30) days after Closing, cause each certificate and policy relating to Property damage, to contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Collateral Agent, for the benefit of Fleet and the Holders, and, if required by the Agent, naming the Agent and/or Collateral Agent as additional insured(s) under such policy. Each certificate and policy relating to coverage other than the foregoing shall, if required by the Agent, contain an endorsement naming the Agent and/or Collateral Agent as additional insured(s) under such policy. Such endorsement or an independent instrument furnished to the Agent and/or Collateral Agent shall provide that the insurance companies will give the Agent and/or Collateral Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or canceled and that no act, whether willful or negligent, or default of the Issuer, any of its Subsidiaries or any other Person shall affect the right of the Agent and/or Collateral Agent to recover under such policy or policies of insurance in case of loss or damage. In the event the Issuer or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall be part of the Obligations, payable as provided in this Agreement.

                  SECTION 6.05. MAINTENANCE OF PROPERTIES. Each Obligor will maintain and keep, or cause to be maintained and kept, their respective properties in normal working order and condition (other than ordinary wear and tear) such that, in the reasonable judgment of such Obligor, the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent such Obligor from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.06. PAYMENT OF TAXES AND CLAIMS. Each Obligor will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor, PROVIDED that none of the Obligors need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by such Obligor on a timely basis in good faith and in appropriate proceedings, and such Obligor has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.07. CORPORATE EXISTENCE, ETC. Each Obligor will at all times preserve and keep in full force and effect its corporate existence. Each Obligor will at all times preserve and keep in full force and effect the corporate existence and all rights and franchises of such Obligor unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 6.08. MAINTENANCE OF BOOKS AND RECORDS. Each Obligor will make and keep books, records and accounts in which full, true and correct entries in accordance with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.

                  SECTION 6.09. MAINTENANCE OF LINE OF BUSINESS. Each Obligor will, and will cause its Subsidiaries to, devote substantially all of their respective time to, and deploy substantially all of their respective Material assets owned or used by such Obligor or Subsidiary in, the Line of Business as conducted by the Obligors on the date of this Agreement and businesses reasonably related thereto.

                  SECTION 6.10. PRIVATE PLACEMENT NUMBERS. At the request of any Holder, the Issuer shall assist such Holder in obtaining a Private Placement number ("CUSIP NUMBER") issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Secured Notes. The costs of obtaining a CUSIP Number following such request by any Holder shall be borne by the Issuer.

                  SECTION 6.11. LIENS. The Obligors shall defend its Properties against any and all Liens howsoever arising, other than Permitted Liens, and in any event defend against any attempted foreclosure.

                  SECTION 6.12. RULE 144. In order to permit the holders of Secured Notes, Warrants and Warrant Shares (as defined in the Warrant Agreement) to sell the same, if they so desire, pursuant to Rule 144 promulgated by the Commission (or any successors to such rules), the Issuer will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 (or any successors thereto), including the timely filing of all reports with the Commission and the provision of any information regarding the Issuer in order to enable such holders, if they so elect, to utilize Rule 144, and the Issuer will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Secured Notes, Warrants and Warrant Shares which is exempt from registration under the 1933 Act pursuant to Rule 144. Upon the request of any Holder of Secured Notes, Warrants and Warrant Shares, the Issuer will deliver to such holder a written statement verifying that it has complied with such requirement.

                  SECTION 6.13. USE OF PROCEEDS. The Obligors will apply the proceeds of the sale of the Secured Notes to pay costs and expenses incurred by the Obligors in connection with the Note

Documents and for working capital. No part of the proceeds from the sale of the Secured Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve each Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

                  SECTION 6.14.    FURTHER ASSURANCES; SECURITY INTERESTS.

                  (a) Upon the request of the Holders, the Obligors shall duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Holders to carry out the provisions and purposes of this Agreement and the other Note Documents.

                  (b) Upon the request of the Agent, the Obligors shall promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Holders to provide the Agent for the benefit of the Agent and the Holders a perfected Lien (junior only to the lien of the Fleet Facility) in the Collateral and any and all documents (including without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary, from time to time, in order to grant and maintain in favor of the Agent for the benefit of the Agent and the Holders the security interest in the Collateral contemplated hereunder and under the other Note Documents.

                  (c) The Obligors shall promptly undertake to deliver or cause to be delivered to the Holders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Holders, as the Holders shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Holders.

                  (d) In the event that the Fleet Facility is amended, supplemented or modified (subsequent to Amendment #7 To Loan and Security Agreement dated as of February 17, 1998 between Fleet and Issuer) to add to the collateral granted to Fleet therein, the Obligors shall promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Holders to provide the Agent for the benefit of the Agent and the Holders a perfected Lien (junior only to the lien of the Fleet Facility) in such additional collateral and any and all documents (including without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary, from time to time, in order to grant and maintain in favor of the Agent for the benefit of the Agent and the Holders a security interest in such additional collateral as contemplated hereunder and under the other Note Documents.

                  SECTION 6.15. ADDITIONAL WHOLLY-OWNED SUBSIDIARIES. Any Wholly-Owned Subsidiary which is formed or acquired by any Obligor (as permitted under the terms of this Agreement subsequent to the date hereof) shall become a Guarantor hereunder and shall execute such documents in connection therewith as shall be required by the Agent.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

                  Each Obligor covenants that so long as any of the Secured Notes are outstanding:

                  SECTION 7.01. LIMITATION ON CERTAIN TRANSACTIONS BETWEEN THE ISSUER AND RELATED PERSONS. The Issuer has not and shall not enter into, nor permit any Subsidiary to enter into, directly or indirectly, any agreement relating to any loan or other advance with any Related Person except for those outstanding on the Closing Date and to the extent that such loans or other advances are disclosed on SCHEDULE 7.01. In addition, the Issuer shall not enter into any other agreement, and shall not renew or permit any Subsidiary to renew any existing agreement, relating to the sale, purchase or lease of any assets, property or services with any Related Person except in the ordinary course of and pursuant to the reasonable requirements of the Issuer's or Subsidiary's business and upon fair and reasonable terms which are fully disclosed to the Holders and which are no less favorable to the Issuer or Subsidiary than would be obtained in a comparable arm's length transaction with a Person not a Related Person; PROVIDED, HOWEVER, that in no event shall the aggregate amount of such transactions with all Related Persons exceed $300,000 per annum.

                  SECTION 7.02. MERGER, CONSOLIDATION, ETC. The Issuer shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or, sell, assign, convey, transfer, lease or otherwise dispose of ("TRANSFER") all or substantially all of its properties and assets to any other Person or group of affiliated Persons or permit its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale of all or substantially all of the assets of the Issuer and its Subsidiaries; PROVIDED that so long as all Obligations are repaid in full at the closing thereof (at the amounts set forth in SECTION 2.08) and as a condition thereto in connection with such Transfer, such Transfer shall be permitted; PROVIDED FURTHER that any Wholly-Owned Subsidiary may consolidate with or merge with or into any other Wholly-Owned Subsidiary.

                  SECTION 7.03. LIMITATION ON ASSET SALES. Neither the Issuer nor any of its Subsidiaries shall make an Asset Sale unless:

                  (a) the applicable Obligor complies with the provisions of
SECTION 2.06; and

                  (b) at least 80% of the consideration therefor shall be cash and any consideration consisting of notes shall be pledged to the Agent, for the benefit of the Holders, and delivered to the Collateral Agent; and

                  (c) the Asset Sale must be at Fair Market Value.

                  SECTION 7.04. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. No Obligor shall, directly or indirectly, (a) make any Restricted Investments, or (b) declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of any Obligor or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of an Obligor or any of its Subsidiaries (each a "RESTRICTED PAYMENT"); PROVIDED, HOWEVER, that, to the extent permitted by applicable law any Subsidiary of an Issuer may make Restricted Payments to the Issuer; PROVIDED, FURTHER, that the Issuer may purchase either assets or capital stock with Common Stock so long as no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a result of such purchase after giving PRO FORMA effect to such purchase.

                  Notwithstanding the foregoing, the above limitation shall not prevent (a) the purchase, redemption, acquisition or retirement of any shares of capital stock of the Issuer in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Guarantor) of, other shares of stock of the Issuer; and (b) purchases of common stock by the Issuer or a trust pursuant to any employee stock ownership or similar employee benefit plan of the Issuer that has been approved by the Board of Directors of the Issuer.

                  SECTION 7.05. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Issuer or any other Subsidiary; or (c) transfer any of its properties or assets to the Issuer or any other Subsidiary .

                  SECTION 7.06. LIMITATION ON ADDITIONAL INDEBTEDNESS. No Obligor shall , directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become liable for, contingently or otherwise, or become responsible for (including through any merger or consolidation to which such Obligor is a party or through any other acquisition of any Wholly-Owned Subsidiary or of any Person thereby becoming a Wholly-Owned Subsidiary) the payment of (collectively, an

"incurrence"), any obligations in respect of any Indebtedness or Guaranty, except (a) Indebtedness evidenced by the Secured Notes and the Guarantors' Guaranty with respect thereto; (b) the Fleet Facility, PROVIDED, HOWEVER, that the Maximum Senior Debt Amount (as defined below) shall be reduced on a dollar for dollar basis as the commitment amount under the Revolving Loan portion of the Fleet Facility is reduced; (c) Indebtedness evidenced by the Subordinated Notes and any Guaranty Obligation with respect thereto; (d) Indebtedness of any Obligor to any other Obligor, PROVIDED, HOWEVER that the notes evidencing such Indebtedness are pledged to the Agent for the benefit of the Agent and the Holders; (e) accounts payable to trade creditors which are not aged beyond the normal business practices and current operating expenses which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same is actively contested in good faith and by appropriate and lawful proceedings and the Obligors shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Obligors= independent accountants; (f) Indebtedness that is set forth on Schedule 5.01(t)(i); (g) Indebtedness under operating leases (i.e., leases that are not considered Capital Leases); and (h) Purchase Money Indebtedness and total unsecured Indebtedness incurred in connection with the purchase of fixed assets not to exceed the sum of $500,000 in the aggregate at any time outstanding; and (i) Indebtedness other than described in subsections 7.05(a)-(h) not in excess of $50,000. Notwithstanding the foregoing sentence, the aggregate principal amount of the obligations incurred in respect of any Indebtedness or Guaranty by all Obligors which constitute Senior Debt shall not exceed the lesser of (i) the sum of (A) 65% of Eligible Inventory PLUS (B) $1,500,000, and (ii) $42,500,000 (the "MAXIMUM SENIOR DEBT AMOUNT"), and the aggregate principal amount of the obligations incurred in respect of any Indebtedness or Guaranty by all Obligors which constitute Subordinated Debt shall not exceed $7,500,000 (the "MAXIMUM SUBORDINATED DEBT AMOUNT"), PROVIDED, HOWEVER, that the Maximum Subordinated Debt Amount shall be reduced on a dollar for dollar basis by payments made by Issuer which reduce the principal amount outstanding under the Subordinated Notes.

                  SECTION 7.07. LIMITATION ON CREATION OF LIENS. No Obligor shall, directly or indirectly create, incur, assume or suffer to exist any Lien in or on any right, title or interest to or in any of its properties or assets, except for (a) Liens existing as of the date of this Agreement and expressly identified and described in SCHEDULE 5.01(T)(II) hereto, and any renewals and extensions thereof that secure Indebtedness not greater in amount than the lesser of the amount of Indebtedness secured by such Liens on the date hereof or on the date of such renewal or extension; (b) Liens granted after the date of this Agreement on any assets or Capital Stock of an Obligor created in favor of the Holders of the Secured Notes; and (c) Permitted Liens.

                  SECTION 7.08. CREATION OF SUBSIDIARIES; ADDITIONAL GUARANTORS. Except as provided in SECTION 7.04, no Obligor shall, directly or indirectly, form or acquire any Subsidiaries.

                  SECTION 7.09. RECEIVABLES. None of the Obligors shall sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Obligor except for the purpose of collection in the ordinary course of business.

                  SECTION 7.10. BANK ACCOUNTS. SCHEDULE 7.10 identifies all deposit accounts maintained by all Obligors as of the Closing Date into which collections and proceeds of Collateral are deposited. The Issuer shall not and shall not permit any of its Subsidiaries to establish or maintain any other deposit accounts unless such accounts have been approved by the Collateral Agent and the Collateral Agent, for the benefit of Fleet and the Holders, shall have sole and exclusive access and control to the deposit accounts for withdrawal purposes.

                  SECTION 7.11. FISCAL YEAR. The Issuer shall not change, or permit any of its Subsidiaries to change, its Fiscal Year, or permit any Subsidiary to have a Fiscal Year different from that of the Issuer.

                  SECTION 7.12. TAX CONSOLIDATION. The Issuer shall not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

                  SECTION 7.13. RESTRICTIONS ON SALE AND ISSUANCE OF CAPITAL STOCK. None of the Guarantors shall issue any Capital Stock (except that any such Guarantor may issue its Capital Stock to its sole stockholder if such Capital Stock becomes Pledged Securities pursuant to the Security Agreements). In addition, neither the Issuer nor any Subsidiary shall sell or issue, directly or indirectly, any Capital Stock of any Subsidiary of the Issuer (other than to Holders), unless (a) such sale or transfer satisfies all of the requirements for a valid Asset Sale under this Agreement and (b) after giving effect to such sale or transfer, no Obligor beneficially owns any Capital Stock of such former Guarantor.

                  SECTION 7.14. LIMITATION ON SECURITY INTEREST RESTRICTIONS.
No Obligor shall, directly or indirectly create, incur, assume or suffer to exist any Security Interest Restriction on any right, title or interest to or in any of its properties or assets, except for (a) the Security Interest Restrictions existing as of the date of this Agreement and expressly identified and described on SCHEDULE 5.01(o) hereto, and (b) Permitted Liens.

                  SECTION 7.15. MINIMUM ADJUSTED TANGIBLE NET WORTH.
Commencing with the Closing and at the end of each month thereafter, the Issuer shall not permit its minimum Adjusted Tangible Net Worth to be less than $10,250,000 during the Fiscal Year ended March 31, 1998, which amount shall be increased by $250,000 on the last day of such Fiscal Year and on the last day of each Fiscal Year thereafter.

                  SECTION 7.16. MINIMUM CASH FLOW. Issuer shall not permit its Cash Flow to be less than $250,000 for the aggregate of any fiscal quarter and the preceding three fiscal quarters.

                  SECTION 7.17. AMENDMENTS TO THE FLEET FACILITY. Issuer shall not agree to any amendment, modification, waiver, consent, renewal, replacement or restatement of any of the provisions of the Fleet Facility which, in any way,
(i) increases the principal in excess of the amounts permitted by SECTION 7.06,
(ii) changes the financial covenants contained in the Fleet Facility, or (iii) adversely affects the rights granted to the Holders hereunder, without the prior written consent of the Holders. Issuer shall not amend, restate or otherwise modify any other provisions of the Fleet Facility except in accordance with the terms and conditions set forth in the Fleet Facility and unless Holders shall have received notice pursuant to SECTION 10.04 at least five (5) Business Days prior to the amendment, restatement or other modification.

                  SECTION 7.18. INTEREST RATE CONTRACT. Issuer shall not obtain Interest Rate Contracts having an aggregate notional amount in excess of 50% of the Issuer's exposure to an interest rate increase under the Fleet Facility.


                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 8.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) any Obligor defaults in the payment of any principal on any Secured Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) any Obligor defaults in the payment of any interest on any Secured Note or any other amount due under this Agreement or under the Security Agreements in full, for more than five Business Days after the same becomes due and payable; or

                  (c) any Obligor defaults in the performance of or compliance with any term contained in ARTICLE VII or in SECTIONS 6.04, 6.05, 6.08, 6.10, 6.14; or

                  (d) any Obligor defaults in the performance of or compliance with any term contained in ARTICLE VI (other than those contained in SECTIONS 6.04, 6.05, 6.08, 6.10, 6.14) and such default is not remedied within 10 Business Days after the earlier of (i) a Responsible Officer of such Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Secured Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of SECTION 8.01); or

                  (e) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) (c) and (d) of this SECTION 8.01) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of such

Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Secured Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION 8.01); or

                  (f) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any of the Note Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (g) (i) any Obligor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000 beyond any period of grace provided with respect thereto and as a consequence of such default such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (ii) any Obligor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the Holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000, or (y) one or more Persons have the right to require any Obligor so to purchase or repay such Indebtedness; or

                  (h) there shall occur a cessation of a substantial part of the business of the Obligors for a period which significantly affects the Obligors= capacity to continue its business on a profitable basis; or Obligors shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Obligors which is necessary to the continued or lawful operation of their business; or Obligors shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any Material part of its business affairs; or any Material lease or agreement pursuant to which any Obligor leases, uses or occupies shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation; and, as to all of the foregoing, the same shall have a Material Adverse Effect on the Obligors; or

                  (i) William A. Teitelbaum shall cease to be employed on a full-time basis as Issuer's chief executive officer and a suitable replacement of comparable experience and ability shall not have been employed in his place within ninety (90) days of his departure.

                  (j) any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (k) any Note Document shall, for any reason, not be or shall cease to be in full force and effect except as provided herein or therein or shall be declared null and void or any Note Documents shall not give or shall cease to give the Holders the Liens, rights, powers and privileges with respect to the Collateral purported to be created thereby in favor of the Holders superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) other than by actions of the Holders; or

                  (l) any Obligor or its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Note Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to the Agent; or

                  (m) any Guarantor shall revoke or attempt to revoke the Guarantor Security and Pledge Agreement signed by such Guarantor, or shall repudiate such Guarantor=s liability thereunder or shall be in material default under the terms thereof; or

                  (n) any Obligor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any property of any Obligor; or

                  (o) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the applicable Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, or any such petition shall be filed against any Obligor and such petition shall not be dismissed within 60 days; or

                  (p) a final judgment or judgments for the payment of money aggregating in excess of $50,000 are rendered against one or more of the Obligors and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (q) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor thereunder; and any such event or events described in clauses
(i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this SECTION 8.01(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

                  (r) if any Obligor makes a payment to holders of notes issued pursuant to the Subordinated Note Agreement that is not permitted under the Intercreditor Agreement applicable to the Subordinated Debt; or

                  (s) The Purchasers shall have received Series A Preferred Stock certificates and evidence of the filing of a Certificate of Designation pertaining thereto with the Office of the Secretary of State of the State of Delaware by the close of business on Friday, April 17, 1998.

                  SECTION 8.02.   REMEDIES ON EVENT OF DEFAULT, ETC.

                  (a) ACCELERATION.

                    (i) If an Event of Default with respect to any Obligor described in paragraph (j) or (o) of SECTION 8.01 has occurred, all the Secured Notes then outstanding shall automatically become immediately due and payable.

                    (ii) If any Event of Default described in paragraph (a), (b) or (s) of SECTION 8.01 has occurred and is continuing, any Holder or Holders of Secured Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to each Obligor, declare all the Secured Notes held by it or them to be immediately due and payable.

                    (iii) If any other Event of Default has occurred and is continuing, the Agent upon written request of the Required Holders may at any time at its option, by notice or notices to each Obligor, declare all the Secured Notes then outstanding to be immediately due and payable.

                  Upon any Secured Notes becoming due and payable under this
SECTION 8.02, whether automatically or by declaration, such Secured Notes will forthwith mature and the entire Unpaid Principal Amount of such Secured Notes times the applicable Redemption Percentage, plus all accrued and unpaid interest thereon (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

                  (b) ELECTION OF A MEMBER OF THE BOARD OF DIRECTORS. Upon written request of the Holders, if any Default or Event of Default has occurred the Issuer agrees to cause a designee of the Holders to be elected to the Issuer's board of directors. To the extent that the Default or Event of Default is cured to the satisfaction of the Holders in their sole and absolute discretion, the Holders' designee shall thereafter resign. The Issuer's obligation to elect the Holders' designee during the period a Default or Event of Default has occurred and is continuing is intended to be an ongoing obligation of the Issuer and shall apply to any subsequent Default or Event of Default. The Holders shall be entitled to have a designee attend and observe all meetings of the board of directors during all other periods.

                  (c) OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Secured Notes have become or have been declared immediately due and payable under SECTION 8.02(a), the Agent, pursuant to directions of the Required Holders, may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Secured Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

                  (d) RESCISSION. At any time after any Secured Notes have been declared due and payable pursuant to clause (a)(i) or (a)(ii) of SECTION 8.02, the Agent upon written request of the Required Holders, by written notice to each Obligor, may rescind and annul any such declaration and its consequences if
(a) each Obligor has paid all overdue interest on the Secured Notes, all principal of any Secured Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Secured Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 10.03, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Secured Notes. No rescission and annulment under this
SECTION 8.02(c) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                  (e) NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any Holder of any Secured Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Secured Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of each Obligor under SECTION 9.01, each Obligor will pay to the Holder of each Secured Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this SECTION 8.02, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE IX
                                    THE AGENT

                  SECTION 9.01.     APPOINTMENT.

                  (a) Each Purchaser hereby designates and appoints Fleming as the Agent of such Purchaser under this Agreement, and each Purchaser hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the Note Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE IX.

                  (b) The provisions of this ARTICLE IX are solely for the benefit of the Agent and the Holders and neither the Issuer nor any Subsidiary of the Issuer shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in SECTION 9.06). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Holders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Issuer or any Affiliate of the Issuer. The Agent may perform any of its duties hereunder, or under the other Note Documents, by or through its agents or employees.


                  SECTION 9.02. NATURE OF DUTIES. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Note Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Note Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Note Documents except as expressly set forth herein or therein. Each Holder shall make its own independent investigation of the financial condition and affairs of the Issuer and Affiliates in connection with the purchase of the Secured Notes hereunder and shall make its own appraisal of the creditworthiness of the Issuer and Guarantors initially and on a continuing basis, and the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Agent under the terms of this Agreement). If the Agent seeks the consent or approval of the Holders to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Holder. The Agent shall promptly notify each Holder at any time that the Holder so required hereunder has instructed the Agent to act or refrain from acting pursuant hereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Secured Notes or any amount payable when due) or the other Note Documents, the Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders (unless the instructions or consent of a greater percentage of Holders are required hereunder or thereunder) and such instructions shall be binding upon all Holders of Secured Notes; PROVIDED, HOWEVER, the Agent shall not be required to take any action which (i) the Agent reasonably believes will expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Holders with respect to such action or (ii) is contrary to this Agreement, the other Note Documents or applicable law. All payments, reports and notices to be made or delivered by the Issuer shall be paid or delivered to the Holders and the Agent.

                  SECTION 9.03. RIGHTS, EXCULPATION, ETC.

                  (a) LIABILITIES; RESPONSIBILITIES. None of the Agent, any Affiliate of the Agent, or any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Note Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, if any, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Note Documents or the transactions contemplated thereby, or for the financial condition of the Issuer or any of its Affiliates or the Guarantors. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Note Documents or the financial condition of the Issuer or any of its Affiliates or the Guarantors, or the existence or possible existence of any potential Event of Default or Event of Default.

                  (b) RIGHT TO REQUEST INSTRUCTIONS. The Agent may at any time request instructions from the Holders with respect to any actions or approvals which by the terms of any of the Note Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely



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entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Note Documents until it shall have received such instructions from those Holders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Note Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Note Documents in accordance with the instructions of the Required Holders or, where required by the express terms of this Agreement, a greater proportion of the Holders.

                  SECTION 9.04. RELIANCE. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Note Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Issuer), independent public accountants and other experts selected by it.

                  SECTION 9.05. INDEMNIFICATION. To the extent that the Agent is required to be reimbursed and indemnified by the Issuer but is not reimbursed and indemnified by the Issuer, the Holders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Note Documents or any action taken or omitted by the Agent under the Note Documents, in proportion to each Holders pro rata share of the Secured Notes; provided that Issuer shall have no obligation to indemnify the Agent for any and all liabilities described in this SECTION 9.05 which result from the gross negligence or willful misconduct of the Agent. The obligations of the Holders under this SECTION 9.05 shall survive the payment in full of the Obligations and all other Obligations and the termination of this Agreement.

                  SECTION 9.06. SUCCESSOR AGENTS.

                  (a) RESIGNATION. The Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to the Issuer and the Holders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to this SECTION 9.06.

                  (b) APPOINTMENT BY REQUIRED HOLDERS. Upon any such notice of resignation, the Required Holders shall have the right to appoint a successor Agent selected from among the Holders which appointment shall be subject to the prior written approval of the Issuer (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

                  (c) APPOINTMENT BY RETIRING AGENT. If a successor Agent shall not have been appointed within the thirty (30) Business Day period provided in CLAUSE (a) of this SECTION 9.06, the retiring Agent, with the consent of the Issuer (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Holders appoint a successor Agent as provided above.

                  (d) RIGHTS OF THE SUCCESSOR AND RETIRING AGENTS. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                  SECTION 9.07. RELATIONS AMONG HOLDERS. Each Purchaser agrees that it will not take any legal action, nor institute any actions or proceedings, against the Issuer or any other Obligor hereunder or with respect to any Collateral, without the prior written consent of the Required Holders. Without limiting the generality of the foregoing, no Holder may accelerate or otherwise enforce its portion of the Obligations, except in accordance with
SECTION 8.02.

                  SECTION 9.08. CONCERNING THE COLLATERAL AND THE NOTE
DOCUMENTS.

                  (a) AUTHORITY. Each Purchaser authorizes and directs the Agent to enter into the Collateral Agency Agreement, the Subordination Agreements (and other documents required to be executed pursuant thereto) and any other Note Documents relating to the Collateral for the benefit of the Holders. Each Purchaser agrees that any action taken by the Agent or the Required Holders (or, where required by the express terms of this Agreement, a greater proportion of the Holders) in accordance with the provisions of this Agreement or the other Note Documents, and the exercise by the Agent or the Required Holders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Holders. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Holders with respect to all payments and collections arising in connection with the Note Documents relating to the collection of the Collateral and proceeds therefrom;
(ii) execute and deliver each Note Document relating to the Collateral and accept delivery of each such agreement delivered by the Issuer, any of its Subsidiaries or Guarantors a party thereto; (iii) appoint the Collateral Agent for the Holders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; PROVIDED, HOWEVER, the Agent may act as collateral sub-agent for purposes of the perfection of all security interests and Liens; (iv) give instructions to the Collateral Agent with respect to the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Note Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Note Document, exercise all remedies given to the Agent or the Holders with respect to the Collateral under the Note Documents relating thereto, applicable law or otherwise.

                  (b) RELEASE OF COLLATERAL.

                           (i) Each Purchaser hereby directs,  in accordance
with the terms of this Agreement, the Agent to release any Lien held by the Agent for the benefit of the Holders:

                                    (A) against all of the Collateral,  upon
final and indefeasible payment in full of the Obligations and termination of this Agreement;

                                    (B) against any part of the Collateral sold
or disposed of by the Issuer or any of its Subsidiaries, if such sale or disposition is permitted by SECTION 7.02 AND 7.03 or is otherwise consented to by the Required Holders, as certified to the Agent by the Issuer in an Officer's Certificate;

                                    (C) against any part of the Collateral
consisting of a promissory note, upon final and indefeasible payment in full of the Indebtedness evidenced thereby;

                                    (D) against any part of the Collateral sold
or disposed of by the Issuer and any of its Subsidiaries, if such sale or disposition results in the release of a Guaranty Obligation permitted by SECTION 3.07; and/or

                                    (E) against any Collateral which is released
in accordance with the provisions of the Collateral Agency Agreement.

                           (ii) Each Purchaser hereby directs the Agent to
execute and deliver or file, or to authorize the Collateral Agent to execute and deliver or file, such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this
SECTION 9.08(b) promptly upon the effectiveness of any such release.

                                    ARTICLE X
                                  MISCELLANEOUS

                  SECTION 10.01. EXPENSES, ETC. Whether or not the transactions contemplated hereby are consummated, each Obligor agrees, jointly and severally to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Holders of a Secured Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend), including any expenses incurred in any appeals, any rights under this Agreement or the Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Note Documents, or by reason of being a Holder of any Secured Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Note Documents. Each Obligor will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Holder). The obligations of each Obligor under this SECTION 10.01 will survive the payment or transfer of any Secured Note, the enforcement, amendment or waiver of any provision of this Agreement or the Note Documents, and the termination of this Agreement and the Note Documents.

                  SECTION 10.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Note Documents, the purchase or transfer by any Holder of any Secured Note or portion thereof or interest therein and the payment of any Secured Note, and may be relied upon by any subsequent Holder of a Secured Note, regardless of any investigation made at any time by or on behalf of any Holder. All statements contained in any certificate or other instrument delivered by or on behalf of each Obligor pursuant to this Agreement shall be deemed representations and warranties of each Obligor under this Agreement. Subject to the preceding sentence, this Agreement and the Note Documents embody the entire agreement and understanding between each Holder and each Obligor and supersede all prior agreements and understandings relating to the subject matter hereof.

                  SECTION 10.03.  AMENDMENT AND WAIVER.

                  (a) REQUIREMENTS.

                           (i) This Agreement,  the Secured Notes and the other
Note Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Obligor and the Required Holders, except that no amendment or waiver of any of the provisions of SECTIONS 2.01, 4.01, 4.02 OR
10.07 hereof, or any defined term relating to such sections (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and no such amendment or waiver may, without the written consent of all Holders affected thereby, subject to the provisions of SECTION 8.02 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Secured Notes, change the percentage of the principal amount of the Secured Notes the Holders of which are required to consent to any such amendment or waiver, or amend any of SECTIONS 8.01(a), 8.01(b), 8.02, 10.03 OR 10.06.

                           (ii) Any amendment, modification, termination, waiver
or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Holder:

                                    (A) release of any  Guarantor of the
Obligations or all or a substantial portion of the Collateral (except as provided in SECTION 9.08(b)),

                                    (B) waiver of any Event of Default described
in SECTION 8.01.

                  (b) AGENT AUTHORITY. The Agent may, but shall have no obligation to, with the written concurrence of any Holder, execute amendments, modifications, waivers or consents on behalf of that Holder. Notwithstanding anything to the contrary contained in this SECTION 10.03, no amendment, modification, waiver or consent shall affect the rights or duties of the Agent under this Agreement or the other Note Documents, unless made in writing and signed by the Agent in addition to the Holders required above to take such action.

                  (c) DELIVERY OF AMENDMENTS, WAIVERS, ETC. Each Obligor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 10.03 to each Holder of outstanding Secured Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Secured Notes.

                  (d) PAYMENT. Each Obligor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Secured Notes as consideration for or as an inducement to the entering into by any Holder of Secured Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Secured Notes then outstanding even if such Holder did not consent to such waiver or amendment.

                  (e) BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this SECTION 10.03 applies equally to all Holders of Secured Notes and is binding upon them and upon each future Holder of any Secured Note and upon each Obligor without regard to whether such Secured Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between each Obligor and the Holder of any Secured Note nor any delay in exercising any rights hereunder or under any Secured Note shall operate as a waiver of any rights of any Holder of such Secured Note.

                  (f) SECURED NOTES HELD BY EACH OBLIGOR, ETC. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of

Secured Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Secured Notes, or have directed the taking of any action provided herein or in the Secured Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Secured Notes then outstanding, Secured Notes directly or indirectly owned by each Obligor or any of its Affiliates shall be deemed not to be outstanding.

                  SECTION 10.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent to the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 10.04):

                  (a)      if to any Obligor, to the care of:

                           National Record Mart, Inc.
                           507 Forest Avenue
                           Carnegie, PA 15106-2873
                           Attention:  Theresa Carlise
                           Telecopier: (412) 276-6201

                           with a copy to:

                           Reed Smith Shaw & McClay
                           435 Sixth Avenue
                           Pittsburgh, PA  15219
                           Attention:  Robert Morris, Esq.
                           Telecopier: (412) 288-3063

                  (b)      if to the Agent, to the care of:

                           Robert Fleming Inc.
                           320 Park Avenue, 11th Floor
                           New York, NY  10022
                           Attention:  Michael E. Rowe
                           Telecopier: (212) 508-3679

                           with a copy to:

                           Sidley & Austin
                           555 West Fifth Street
                           Los Angeles, California 90013
                           Attention:  Gary J. Cohen, Esq.
                           Telecopier:  (213) 896-6600

                  (c) if to any other Holder, to its address shown on the Secured Note register to be maintained by the Issuer, on behalf of the Issuer, pursuant to SECTION 2.02.

Notices under this SECTION 10.04 will be deemed given only when actually received.

                  SECTION 10.05. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Secured Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Holder may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
SECTION 10.05 shall not prohibit each Obligor or any other Holder of Secured Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                  SECTION 10.06. CONFIDENTIAL INFORMATION. For the purposes of this SECTION 10.06, "CONFIDENTIAL INFORMATION" means information delivered to any Holder by or on behalf of each Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of each Obligor, PROVIDED that such term does not include information that (a) was publicly known to any Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Holder or any Person acting on behalf of any Holder, (c) otherwise becomes known to any Holder other than through disclosure by each Obligor or its representatives or (d) constitutes financial statements delivered to any Holder under SECTION 6.01 that are otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, PROVIDED that each Holder may deliver or disclose Confidential Information to its (i) directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Secured Notes), (ii)



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

financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 10.06, (iii) any other Holder of any Secured Note, (iv) any Person to which such Holder sells or offers to sell such Secured Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 10.06), (v) any Person from which such Holder offers to purchase any security of each Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 10.06), (vi) any federal or state regulatory authority having jurisdiction over such Holder, (vii) any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any Requirement of Law applicable to such Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Holder's Secured Notes and this Agreement. Each Holder of a Secured Note, by its acceptance of a Secured Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 10.06 as though it were a party to this Agreement. On reasonable request by each Obligor in connection with the delivery to any Holder of a Secured Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with each Obligor embodying the provisions of this SECTION 10.06.

                  SECTION 10.07. TRANSFERS OF SECURED NOTES. Subject to the requirements of SECTION 2.02(a), the Purchasers and any subsequent Holder shall have the right to transfer the Secured Notes held by any such Person to any other Person, by written notice to each Obligor, which notice shall be signed by both the Purchasers and such transferee, shall contain such transferee's agreement to be bound by this Agreement and the Secured Notes shall contain a confirmation by such transferee of the accuracy with respect to it of the representations set forth in SECTION 5.02. As a condition to any transfer of a Secured Note, the Issuer may require appropriate documentation to evidence compliance with applicable securities laws, including an opinion of counsel with respect thereto. Upon receipt of such notice, wherever the word "Purchaser" or "Holder" is used in this Agreement (other than in this SECTION 10.07), such word shall be deemed to refer to such transferee in lieu of the Purchaser or such Holder, as the case may be. No transfer of any Secured Note shall relieve the transferring Holder of its obligations under SECTION 10.06.

                  SECTION 10.08. AGENT'S CONSENT. Whenever the Agent's consent is required to be obtained under this Agreement or any of the other Note Documents as a condition to any action, inaction, condition or event, Agent shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

                  SECTION 10.09. INTERPRETATION. No provision of this Agreement or any of the other Note Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

                  SECTION 10.10. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

                  SECTION 10.11. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 10.12. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  SECTION 10.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                  SECTION 10.14. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE OBLIGORS OR THE HOLDERS, OBLIGORS HEREBY CONSENT AND AGREE THAT THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE THE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OBLIGORS AND AGENT PERTAINING TO THIS AGREEMENT OR ANY MATTER ARISING OUT OF OR RELATED

TO THIS AGREEMENT. OBLIGORS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND OBLIGORS HEREBY WAIVE ANY OBJECTION WHICH ISSUER MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. OBLIGORS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE OBLIGORS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETE UPON THE EARLIER OF THE OBLIGOR=S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

                  SECTION 10.15. WAIVER OF RIGHT TO TRIAL BY JURY. OBLIGORS AND HOLDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE OBLIGORS AND THE HOLDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, OBLIGORS AND HOLDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE OBLIGORS AND HOLDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. OBLIGORS AND HOLDERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

                  SECTION 10.16. INDEMNIFICATION. The Issuer hereby indemnifies and agrees to defend and hold harmless each Holder and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from its own gross negligence or willful misconduct) arising out of or by reason of (a) any actual or proposed use by any Issuer or any other Person of the proceeds of the Secured Notes, (b) any litigation, investigations, claims or proceedings which arise out of or are in any way related to the Note Documents or the transactions contemplated hereby, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(c) any remedial or other action taken by an Obligor or any of the Holders in connection with compliance by any Obligor, or any of its properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. Without limiting any provision of this Agreement, it is the express intention of the parties hereto that each Person indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the sole or concurrent negligence of such Person. Without prejudice to the survival of any other Obligations of the Obligors hereunder and under the other Note Documents, the Obligations of each Obligor under this SECTION 10.16 will survive the payment or transfer of any Secured Note, the enforcement, amendment or waiver of any provision of this Agreement or the Secured Notes, and the termination of this Agreement.

                  SECTION 10.17. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Note Document, the Obligors and the Holders hereby agree that all agreements among them under this Agreement and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to any Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Holder should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to any Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this SECTION 10.17 shall control every other provision of this Agreement and all agreements among the Obligors and the Holders.


                                *      *      *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



ISSUER:                                             AGENT:
-------                                             ------

NATIONAL RECORD MART, INC.,                         ROBERT FLEMING INC.,
a Delaware corporation                              a Delaware corporation



By:                                                 By:
     ----------------------                              -----------------------
     Name:                                               Name:
     Title:                                              Title:


PURCHASER:
----------

ROBERT FLEMING INC.,
a Delaware corporation



By:
     ----------------------
     Name:
     Title:


GUARANTORS:
-----------

NRM INVESTMENTS, INC.
a Delaware corporation,


By:
     ----------------------
     Name:
     Title:


                           SIGNATURE PAGE 1 OF 2 Secured Note Purchase Agreement